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Exhibit 99.1

Chase Insurance Companies
Combined Financial Statements
For the Quarterly Period Ended March 31, 2006
(Unaudited)

Chase Insurance Companies

Page(s)
Financial Statements:
Combined Balance Sheets, March 31, 2006 (unaudited) and December 31, 2005	2
Combined Statements of Operations for the three months ended March 31, 2006 and 2005 (Unaudited)	3
Combined Statements of Comprehensive Income for the three months ended March 31, 2006 and 2005 (Unaudited)	4
Combined Statements of Cash Flows for the three months ended March 31, 2006 and 2005 (Unaudited)	5
Notes to Combined Financial Statements (Unaudited)	6

1

Chase Insurance Companies
Combined Balance Sheets
As of March 31, 2006 (Unaudited) and December 31, 2005

	2006	2005
	(In thousands of dollars)
Assets
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $6,798,345 at March 31, 2006 and $6,747,446 at December 31, 2005)	$6,666,691	$6,686,452
Policy loans	383,278	388,156

Total Investments	7,049,969	7,074,608
Cash and cash equivalents	481,145	133,247
Accrued investment income	87,411	89,722
Reinsurance recoverable	986,756	983,782
Deferred policy acquisition costs	159,637	137,137
Goodwill and other intangibles	112,368	112,407
Deferred federal income taxes	45,751	39,276
Other assets and receivables	66,962	123,976
Assets held in separate accounts	107,343	98,362

TOTAL ASSETS	$9,097,342	$8,792,717

Liabilities
Future policy benefits	$897,920	$875,259
Policyholder account balances	6,722,842	6,411,942
Other policyholder benefits and funds payable	234,568	230,087
Federal income tax payable	6,454	6,263
Other accounts payable and liabilities	140,106	132,483
Liabilities related to separate accounts	107,343	98,362

Total liabilities	8,109,233	7,754,396

Commitments and contingent liabilities—Note 2
Stockholder's Equity
Capital stock	$7,253	$7,253
Additional paid-in capital	883,609	893,239
Accumulated other comprehensive income (loss)	(118,846)	(53,731)
Retained earnings	216,093	191,560

Total stockholder's equity	988,109	1,038,321

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$9,097,342	$8,792,717

The accompanying notes are an integral part of these combined financial statements.

2

Chase Insurance Companies
Combined Statements of Operations
for the Periods Ended March 31, 2006 and 2005
(Unaudited)

	2006	2005
	(In thousands of dollars)
REVENUE
Premiums earned, net	$41,281	$42,953
Net investment income	92,300	82,083
Realized capital (losses) gains	(4,798)	7,764
Separate account fees	8,845	8,661
Surrender charges	2,304	1,909
Policy fees	10,237	11,246
Management and administrative fees	2,859	4,551
Other income	4,405	9,565

Total revenue	157,433	168,732

BENEFITS AND EXPENSES
Interest credited to policyholders	64,388	57,256
Claims incurred and other policyholder benefits	34,844	46,544
Commissions, net of reinsurance allowances	1,724	3,978
Taxes, licenses and fees	4,047	2,300
Operating expenses	38,547	44,184
Deferral of policy acquisition costs	(27,001)	(21,255)
Amortization of insurance acquisition costs	3,119	2,915

Total benefits and expenses	119,668	135,922

Income before income tax expense	37,765	32,810
Income tax expense	13,232	13,183

Net income	$24,533	$19,627

The accompanying notes are an integral part of these combined financial statements.

3

Chase Insurance Companies
Combined Statements of Comprehensive Income
for the Three Months ended March 31, 2006 and 2005
(Unaudited)

	2006	2005
	(In thousands of dollars)
Net income	$24,533	$19,627
Other comprehensice income, before tax:
Unrealized holding losses on investments arising during the period	(75,708)	(133,390)
Unrealized holding gains on derivatives	294	1,052

Total unrealized holding losses on investments arising during the period	(75,414)	(132,338)

Less reclassification adjustments for items included in net income:
Adjustment for (losses) gains included in realized investments gains	(5,045)	7,524

Total reclassification adjustments for items included in net income	(5,045)	7,524

Other comprehensive loss, before related income tax benefit	(70,369)	(139,862)
Related income tax benefit	(5,255)	(42,286)

Other comprehensive loss, net of tax	(65,114)	(97,576)

Comprehensive loss	$(40,581)	$(77,949)

The accompanying notes are an integral part of these combined financial statements.

4

Chase Insurance Companies
Combined Statements of Cash Flows
for the Three Months ended March 31, 2006 and 2005
(Unaudited)

	2006	2005
	(In thousands of dollars)
Cash flows from operating activities
Net income	$24,533	$19,627
Reconcilement of net income to net cash flow from operating activities:
Realized investment gains	4,798	(7,764)
Interest credited to policyholders	64,388	57,256
Cost of insurance and policy fees	(23,551)	(23,601)
Change in policy liabilities of traditional life products	7,778	7,174
Deferred policy acquisition costs, net	(23,882)	(18,340)
Amortization of net discount/premium on investments	10,630	12,222
Deferred federal income taxes	9,037	11,065
Net change in current federal income tax	191	(4,505)
Modified coinsurance payable	6,334	6,561
Reinsurance with KILICO	1,539	2,841
Retained asset account	(2,311)	(334)
Surrender of/change in IOLI asset	56,307	—
Other accounts and notes receivables	11,204	(12,164)
Other accounts payable and liabilities	(7,735)	23,282
Other	(1,488)	7,164

Net cash provided by operating activities	137,772	80,389

Cash flows from investing activities
Cash from investments sold or matured:
Fixed maturities held to maturity	143,961	77,527
Fixed maturities sold prior to maturity	269,173	216,346
Policy loans	18,132	19,081
Cost of investments purchased or loans originated:
Fixed maturity securities	(481,946)	(251,456)
Policy loans	(13,254)	(16,395)
Net change in receivable/payable for securities transactions	9,900	(281)
Other (primarily fixed assets)	(1,531)	(2,417)

Net cash provided by (used in) investing activities	(55,565)	42,405

Cash flows from from financing activities
Policyholder account balances:
Deposits	444,970	129,680
Withdrawals	(184,898)	(117,800)
Short-term note payable	5,400	—
Other (cash overdraft)	219	(465)

Net cash provided by financing activities	265,691	11,415

Net increase in cash	347,898	134,209
Cash and cash equivalents, beginning of period	133,247	105,645

Cash and cash equivalents, end of period	$481,145	$239,854

The accompanying notes are an integral part of these combined financial statements.

5

Chase Insurance Companies
Notes to Combined Financial Statements (Unaudited)

1.     Basis of Presentation

        The accompanying unaudited combined financial statements of the Chase Insurance Companies (the "Companies") have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. Accordingly, they do not include all of the disclosures required by GAAP for complete financial statements. In the opinion of management, the accompanying financial statements reflect all adjustments (consisting only of normal recurring items) necessary for a fair statement of the results for the interim periods presented. Operating results for the three-month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

        Certain reclassifications have been made in the previously reported financial statements to make the prior period amounts comparable to those of the current period. Such reclassifications had no effect on previously reported net income or share-owners' equity.

2.     Commitments and Contingent Liabilities

        The Companies are involved in various legal actions for which liabilities are established as appropriate. In the opinion of management, based on advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the Companies' financial positions, results of operations or cash flows.

3.     Subsequent Events

        On May 23, 2006, the Companies declared and paid dividends to Banc One Insurance Holdings, Inc. of approximately $166.9 million.

6

Chase Insurance Companies
Combined Financial Statements
For the Years Ended December 31, 2005 and 2004

Chase Insurance Companies

Page(s)
Report of Independent Registered Public Accounting Firm	1
Financial Statements
Combined Balance Sheets, December 31, 2005 and 2004	2
Combined Statements of Operations for the years ended December 31, 2005 and 2004	3
Combined Statements of Comprehensive Income for the years ended December 31, 2005 and 2004	4
Combined Statements of Stockholder's Equity for the years ended December 31, 2005 and 2004	5
Combined Statements of Cash Flows for the years ended December 31, 2005 and 2004	6
Notes to Combined Financial Statements	7-27

PricewaterhouseCoopers LLP One North Wacker Chicago IL 60606 Telephone (312) 298 2000 Facsimile (312) 298 2001

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Chase Insurance Life and Annuity Company and Subsidiaries,
Chase Life & Annuity Company, Chase Life & Annuity
Company of New York, Chase Insurance Direct, Inc.,
PMG Securities Corporation, PMG Asset Management, Inc.,
and Investors Brokerage Services, Inc.

        In our opinion, the combined balance sheets and the related combined statements of operations, comprehensive income, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Chase Insurance Life and Annuity Company and Subsidiaries, Chase Life & Annuity Company, Chase Life & Annuity Company of New York, Chase Insurance Direct, Inc., PMG Securities Corporation, PMG Asset Management, Inc., and Investors Brokerage Services, Inc. (collectively "Chase Insurance Companies") as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These combined financial statements are the responsibility of the Chase Insurance Companies management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits of these combined financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

May 19, 2006

Chase Insurance Companies
Combined Balance Sheets
December 31, 2005 and 2004

	2005	2004
	(In thousands of dollars)
Assets
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $6,747,446 at December 31, 2005 and $6,331,411 at December 31, 2004)	$6,686,452	$6,446,981
Policy loans	388,156	396,687

Total Investments	7,074,608	6,843,668
Cash and cash equivalents	133,247	105,645
Accrued investment income	89,722	81,131
Reinsurance recoverable	983,982	863,490
Deferred policy acquisition costs	137,137	49,351
Goodwill and other intangibles	112,407	110,563
Federal income tax recoverable	—	4,148
Deferred federal income taxes	39,276	2,414
Other assets and receivables	123,976	114,814
Assets held in separate accounts	98,362	55,293

TOTAL ASSETS	$8,792,717	$8,230,517

Liabilities
Future policy benefits	$875,259	$757,041
Policyholder account balances	6,411,942	5,987,171
Other policyholder benefits and funds payable	230,087	262,123
Federal income tax payable	6,263	—
Other accounts payable and liabilities	132,483	106,716
Liabilities related to separate accounts	98,362	55,293

Total liabilities	7,754,396	7,168,344

Commitments and contingent liabilities—Note 12
Stockholder's Equity
Capital stock—Note 15	$7,253	$7,253
Additional paid-in capital	893,239	894,489
Accumulated other comprehensive income (loss)	(53,731)	74,602
Retained earnings	191,560	85,829

Total stockholder's equity	1,038,321	1,062,173

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$8,792,717	$8,230,517

The accompanying notes are an integral part of these combined financial statements.

Chase Insurance Companies
Combined Statements of Operations
for the Years Ended December 31, 2005 and 2004

	2005	2004
	(In thousands of dollars)
REVENUE
Premiums earned, net	$128,848	$75,796
Net investment income	339,451	189,488
Realized capital gains	6,933	2,376
Separate account fees	34,600	17,264
Surrender charges	9,556	8,302
Policy fees	41,013	22,544
Management and administrative fees	22,161	8,204
Other income	21,237	25,428

Total revenue	603,799	349,402

BENEFITS AND EXPENSES
Interest credited to policyholders	240,271	135,764
Claims incurred and other policyholder benefits	114,290	60,670
Commissions, net of reinsurance allowances	(22,003)	5,355
Taxes, licenses and fees	12,148	13,098
Operating expenses	176,041	84,353
Deferral of policy acquisition costs	(100,540)	(37,200)
Amortization of insurance acquisition costs	12,912	7,066

Total benefits and expenses	433,119	269,106

Income before income tax expense	170,680	80,296
Income tax expense	64,949	28,860

Net Income	$105,731	$51,436

The accompanying notes are an integral part of these combined financial statements.

Chase Insurance Companies
Combined Statements of Comprehensive Income
for the Years Ended December 31, 2005 and 2004

	2005	2004
	(In thousands of dollars)
Net income	$105,731	$51,436
Other comprehensive income, before tax:
Unrealized holding gains (losses) on investments arising during the period	(169,374)	109,036
Unrealized holding gains (losses) on derivatives	1,591	(798)

Total unrealized holding gains (losses) on investments arising during the period	(167,783)	108,238

Less reclassification adjustments for items included in net income:
Adjustment for gains included in realized investments gains	7,186	9,123

Total reclassification adjustments for items included in net income	7,186	9,123

Other comprehensive income (loss), before related income tax expense (benefit)	(174,969)	99,115
Related income tax expense (benefit)	(46,636)	34,690

Other comprehensive income (loss), net of tax	(128,333)	64,425

Comprehensive income (loss)	$(22,602)	$115,861

The accompanying notes are an integral part of these combined financial statements.

Chase Insurance Companies
Combined Statements of Stockholder's Equity
for the Years Ended December 31, 2005 and 2004

	2005	2004
	(In thousands of dollars)
Common stock, beginning of period	$7,253	$4,500
Change in common stock due to business acquisitions	—	2,753

Common stock, end of period	7,253	7,253
Additional paid in capital, beginning of period	894,489	159,323
Change in additional paid in capital due to business acquisitions	—	735,166
Final purchase accounting adjustments—Note 3	(1,250)	—

Additional paid in capital, end of period	893,239	894,489
Accumulated other comprehensive income, beginning of period	74,602	10,177
Other comprehensive income (loss), net of tax	(128,333)	64,425

Accumulated other comprehensive income, end of period	(53,731)	74,602
Retained earnings, beginning of period	85,829	34,393
Net income	105,731	51,436

Retained earnings, end of period	191,560	85,829

Total stockholder's equity	$1,038,321	$1,062,173

The accompanying notes are an integral part of these combined financial statements.

Chase Insurance Companies
Combined Statements of Cash Flows
for the Years Ended December 31, 2005 and 2004

	2005	2004
	(In thousands of dollars)
Cash flows from operating activities
Net income	$105,731	$51,436
Reconcilement of net income to net cash flow from operating activities:
Realized investment gains	(6,933)	(2,376)
Interest credited to policyholders	240,271	135,764
Cost of insurance and policy fees	(94,602)	(46,835)
Change in policy liabilities of traditional life products	(9,183)	(6,263)
Deferred policy acquisition costs, net	(87,786)	(30,159)
Amortization of net discount/premium on investments	49,304	28,137
Deferred federal income taxes	11,275	5,492
Net change in current federal income tax	10,411	13,026
Modified coinsurance payable	23,474	5,006
Reinsurance with KILICO	(15,585)	(2,553)
Retained asset account	(33,404)	(12,376)
Other accounts and notes receivables	(5,585)	(1,479)
Other accounts payable and liabilities	8,323	26,509
Other	(5,613)	(895)

Net cash provided by operating activities	190,098	162,434

Cash flows from investing activities
Cash from investments sold or matured:
Fixed maturities held to maturity	340,130	150,832
Fixed maturities sold prior to maturity	684,071	374,062
Policy loans	67,195	122,869
Short term investments, net	6,474	52,400
Cost of investments purchased or loans originated:
Fixed maturity securities	(1,489,312)	(704,748)
Policy loans	(58,664)	(120,143)
Net change in receivable/payable for securities transactions	—	106,785
Other (primarily fixed assets)	(9,050)	(909)
Cash received in business acquisitions	—	68,663

Net cash provided by (used in) investing activities	(459,156)	49,811

Cash flows from financing activities
Policyholder account balances:
Deposits	909,674	319,398
Withdrawals	(623,648)	(471,020)
Short-term note payable	11,000	465
Other (cash overdraft)	(366)	(20,426)

Net cash provided by (used in) financing activities	296,660	(171,583)

Net increase in cash	27,602	40,662
Cash and cash equivalents, beginning of period	105,645	64,983

Cash and cash equivalents, end of period	$133,247	$105,645

The accompanying notes are an integral part of these combined financial statements.

Chase Insurance Companies
Notes to Combined Financial Statements

1.     Organization and Basis of Presentation

        The financial statements and related notes thereto include the following entities, presented on a combined basis:

  •
  Chase Insurance Life and Annuity Company ("CILAAC") is a life insurance company presented on a consolidated basis with its insurance subsidiaries Chase Insurance Life Company ("CILC") and Chase Insurance Life Company of New York ("CILCONY"), presented on a consolidated basis as Chase Insurance Life and Annuity Company and Subsidiaries ("CILAACS"). CILAAC and CILC are licensed in the District of Columbia and all states except New York. CILCONY is licensed in the state of New York. CILAAC is a wholly-owned subsidiary of Banc One Insurance Holdings, Inc. ("BOIH").

  •
  Chase Life & Annuity Company ("CLAC") is a life insurance company domiciled in the state of Delaware and a wholly-owned subsidiary of CBD Holdings, Ltd. ("CBD").

  •
  Chase Life & Annuity Company of New York ("CLACNY") is a life insurance company domiciled in the state of New York and a wholly-owned subsidiary of CBD.

  •
  Chase Insurance Direct, Inc. ("CIDI") is a direct marketing life insurance agency and a wholly-owned subsidiary of BOIH.

  •
  PMG Securities Corporation ("PMG SC") is a New York state broker-dealer that is a wholly-owned subsidiary of BOIH. PMG SC is registered with the National Association of Securities Dealers, Inc. ("NASD") as a broker dealer of securities under the Securities Exchange Act of 1934.

  •
  PMG Asset Management, Inc. ("PMG AM") is a New York state registered investment advisor that is a wholly-owned subsidiary of BOIH.

  •
  Investors Brokerage Services, Inc. ("IBS") is a broker-dealer that is wholly-owned by BOIH. IBS is registered with the NASD as a broker dealer of securities under the Securities Exchange Act of 1934.

        These companies are collectively referred to as the Chase Insurance Companies ("the Companies"). The Companies' ultimate parent is JPMorgan Chase & Co. (JPMorgan Chase).

        CILAAC issues fixed and variable annuity products, term life and interest-sensitive life insurance products through brokerage general agents, independent distributors, and JPMorgan Chase retail branches. CILAAC's subsidiaries, CILC and CILCONY, primarily market term life insurance products through CIDI. In addition, CILCONY markets annuities and single premium whole life through Chase Insurance Agency, an affiliate, and through brokerage general agents.

        CLAC maintains a closed block of deferred fixed annuities and provides reinsurance for credit life, credit disability, and credit accident and health insurance policies written in conjunction with consumer credit originated by non-insurance affiliates of the Companies.

        Effective January 1, 2004, the Insurance Commissioner of the State of Delaware ordered and approved a merger for CLAC and affiliated entities of CLAC, Sun States Life Insurance Company ("SSLIC") and Western Hemisphere Life Insurance Company ("WHLIC"). The combined operations of these entities were accounted for as a merger.

        CLACNY operates solely to New York and maintains a closed block of deferred fixed annuities. CIDI is a direct marketing life insurance agency that markets term life insurance directly to consumers through various marketing media.

        PMG SC is a registered broker-dealer that previously sold stocks and bonds, mutual funds, life insurance, annuities and limited partnerships, and entered into securities transactions as an agent. All securities transactions were cleared through another broker-dealer on a fully disclosed basis. PMG SC has historically earned the majority of its revenue from transactions placed with mutual funds and insurance companies. In 2005, PMG SC discontinued its retail broker-dealer and transferred all of its registered representatives to Great American Advisors ("GAA").

        PMG AM is a registered investment advisor providing investment advisory and portfolio management services to clientele, and primarily manages equity assets for individuals.

        IBS currently acts as the underwriter of Kemper Investors Life Insurance Company ("KILICO"), a former affiliate, and CILAAC variable annuity products. No underwriting fees are earned by IBS from CILAAC. IBS does not engage in retail sales of securities.

        Effective July 1, 2004, Bank One Corporation ("Bank One") and JPMorgan Chase merged their holding companies. Prior to the merger, BOIH and its subsidiaries, including CILAAC, CILC, CILCONY, CIDI, PMG AM, PMG SC and IBS, were wholly-owned subsidiaries of Bank One. As a result of the merger, BOIH and subsidiaries became wholly-owned indirect subsidiaries of JPMorgan Chase. JPMorgan Chase has been the ultimate parent of CLAC and CLACNY for the entire period reported on.

        JPMorgan Chase accounted for this transaction using the purchase method. Accordingly, the combined financial statements and related notes present the results of operations for the years ended December 31, 2005 and 2004 for CLAC and CLACNY, and the year ended December 31, 2005 and from the date of acquisition, July 1, 2004 through December 31, 2004 for CILAAC and subsidiaries, CIDI, PMG SC, PMG AM and IBS. All significant intercompany balances and transactions in the combined financial statements and footnotes have been eliminated. There are no significant differences between the financial statements prepared on a combined basis and those that would have been prepared on a consolidated basis.

2.     Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, in particular deferred policy acquisition costs ("DAC"), goodwill, investments, future policy benefits, provisions for income taxes, disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Recently Issued Accounting Standards

        In September 2005, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AcSEC") issued Statement of Position 05-1, "Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts" ("SOP 05-1"). SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in Statement of Financial Accounting Standards ("SFAS") No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments". SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by the exchange of an existing contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006, with earlier adoption encouraged. Retrospective application of SOP 05-1 to previously issued financial statements is not permitted. The Companies are currently in the process of evaluating the impact of SOP 05-1 on their financial statements.

Investments and Related Income

        Investments in fixed maturity securities, including bonds and redeemable preferred stocks, are carried at fair value and are classified as available for sale when, in management's judgement, they may be sold in response to or in anticipation of changes in market conditions as part of the Companies' management of their structural interest rate risk. Interest income is accrued and recorded in net investment income in the combined statements of operations. The amortized cost of fixed maturity securities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities and asset-backed securities, over the estimated life of the security. Such amortization or accretion is included in net investment income. Accretion of the discount or amortization of the premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method that considers the estimated timing and amount of prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of such securities change as a result of changes in prepayment rates, the adjustment is included in net investment income.

        Realized gains or losses on sales of investments, determined on the basis of specific security identification on the disposition of the respective investment, and recognition of other-than-temporary declines in value are included in revenue. Net unrealized gains or losses on revaluation of investments are credited or charged to accumulated other comprehensive income (loss). Such unrealized gains are recorded net of deferred income tax expense and unrealized losses are tax benefited.

Impairment Losses on Investments

        Management regularly reviews its fixed maturity portfolio to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. A number of criteria are considered during this process including, but not limited to, the current fair value as compared to cost or amortized cost, as appropriate, of the security, the length of time the security's fair value has been below cost or amortized cost, the magnitude of the decline, specific credit issues related to the issuer, the intent and ability of the Companies to hold the investment until recovery, and current economic conditions.

        Significant changes in the factors the Companies consider when evaluating an investment for an impairment loss could result in a significant change in estimated impairment losses reported in the combined statement of operations.

Derivative Financial Instruments

        Derivative financial instruments include one interest rate swap agreement. SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" require that all derivatives be recognized on the combined balance sheet at fair value with any changes in fair value recognized in revenue, unless the derivative is used in a hedging transaction.

        For those derivatives that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow hedge or a hedge related to foreign currency exposure. For derivatives that are designated and qualify as cash flow hedges, the effective portion of the gain or loss realized on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period during which the hedged transaction impacts earnings. The remaining gain or loss on the derivatives is recognized as ineffectiveness in current earnings during the period of the change.

        If, subsequent to entering into a hedge transaction, a derivative becomes ineffective (including if the hedged item is sold or otherwise extinguished), the Companies may terminate the derivative position. The Companies may also terminate derivative instruments as a result of other events or circumstances. When a derivative financial instrument utilized as a cash flow hedge of an existing asset or liability is no longer effective or is terminated, the gain or loss recognized on the derivative is reclassified from accumulated other comprehensive income to net income as the hedged risk impacts net income, beginning in the period hedge accounting is no longer applied or the derivative instrument is terminated. If the derivative financial instrument is not terminated when a cash flow hedge is no longer effective, the future gains and losses recognized on the derivative are reported in realized capital gains and losses.

Policy Loans

        Investments in policy loans are carried at the aggregate of the unpaid balance provided it does not exceed either the cash surrender value of the policy or the policy reserves. The excess of the unpaid policy loan balances over the cash surrender value, if any, is recorded as an expense in the combined statements of operations. Valuation allowances are not established as the Companies continue to carry the full future policy benefit liability.

Life Insurance Revenue and Expenses

        Revenue for annuities and interest-sensitive life products consist of investment income and realized capital gains, policy charges such as mortality, expense and surrender charges, and expense loads for premium taxes on certain contracts. Such fees are recognized when assessed and earned. In addition, policy fees for universal life products consist of fees that have been assessed against policy account balances for the costs of insurance. Expenses consist of benefits in excess of account balances, interest credited to contracts, policy maintenance costs, and amortization of deferred insurance acquisition costs.

        Premiums for term life policies are reported as earned when due. Profits for such policies are recognized over the duration of the insurance policies by matching benefits and expenses to premium income.

Reinsurance

        In the ordinary course of business, the Companies enter into reinsurance agreements to diversify risk and limit their overall financial exposure. Prior to 2004, CILAAC generally reinsured 90% of its existing block of term business to a select group of external reinsurers. CLAC reinsures 100% of its life insurance on a coinsurance basis. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Companies, they do not discharge the Companies from their primary liabilities and obligations to policyholders. Beginning in 2004, CILAAC and CILC entered into a new reinsurance agreement with an affiliate, Banc One Insurance Company ("BOIC"). Under the terms of the agreement, CILAAC and CILC reinsure 100% of certain new term insurance to BOIC on a coinsurance/modified coinsurance basis.

        Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsurance long-duration contracts are recognized in the combined statements of operations over the life of the underlying reinsured contracts using assumptions consistent with those used to account for the underlying contracts. The cost of reinsurance related to short-duration contracts is accounted for over the reinsurance contract period. Amounts recoverable from reinsurers for both short and long-duration reinsurance agreements are estimated in a manner consistent with the claim liabilities and policy benefits associated with the reinsured policies.

Deferred Policy Acquisition Costs

        The costs of acquiring new business, principally commission expense and certain policy issuance and underwriting expenses, have been deferred to the extent they are recoverable from estimated future gross profits on the related contracts and policies. For traditional life insurance products, DAC is amortized over the premium-paying periods of the related policies. For annuity, universal life and deposit contracts, DAC is amortized ratably over the present value of the estimated gross profits of the related policies. Under SFAS No. 97, the Companies make certain assumptions regarding the mortality, persistency, expenses, and interest rates they expect to experience in future periods. These assumptions are best estimates and are periodically updated whenever actual experience and/or expectations for the future change from that assumed.

        Certain of the Companies' annuity products have a sales inducement in the form of bonus interest credits. The Companies maintain a reserve for all interest credits earned to date. The Companies defer the expense associated with the bonus interest credits each period and amortize these costs in a manner similar to that used for DAC. The balance of the deferred sales inducement asset at December 31, 2005 and 2004 is $7.1 million and $0.5 million, respectively, and is included as part of DAC on the combined balance sheets.

Goodwill and Other Intangibles

        In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill is no longer amortized but is subject to impairment tests at least annually on a reporting entity basis. The acquisition of Bank One by JPMorgan Chase on July 1, 2004 resulted in the Companies recording goodwill of approximately $109.0 million on their opening balance sheets. As part of the final purchase accounting calculations, as provided by SFAS No. 141, "Business Combinations," goodwill was adjusted to $111.0 million during 2005.

        The purchase price allocated to CIDI, PMG SC, PMG AM and IBS was equal to each company's book value and resulted in no goodwill being established.

        At December 31, 2005 and 2004, the Companies evaluated its goodwill and determined that fair value had not decreased below carrying value and accordingly no adjustment to impair goodwill was needed in accordance with SFAS No. 142. An intangible asset of $1.4 million is held by CLAC related to the 2000 acquisition of Ohio Life Insurance Company. At the acquisition, an asset of $2.3 million was established for the licenses of the acquired entity. The asset is being ratably amortized over a 15-year period.

Future Policy Benefits

        Insurance policy and claim reserves for the insurance business acquired were initially recognized in purchase accounting at fair value. Fair value was determined based on a number of assumptions including mortality, morbidity, expenses, persistency and interest rates (ranging from 4.4% to 4.9% with a weighted average of 4.7% for life insurance products and ranging from 2.2% to 4.9% with a weighted average of 4.5% for annuity products.)

        For new contracts written, annuity, universal life and deposit contracts are increased by deposits received and interest credited, and are reduced by withdrawals, mortality charges, and administrative expenses charged to contract holders. Annuity contract liabilities in the payout phase reflect mortality and interest rate assumptions (ranging from 0.73% to 7.00% with a weighted average of 3.45%), based on contract terms and the Companies' experience. For new policies written, traditional life insurance liabilities represent the present value of future benefits to be paid to or on behalf of policyholders, adjusted for related expenses, less the present value of future net premiums. These liabilities are calculated using assumptions such as mortality, morbidity, expenses, persistency and interest rates, and include a provision for unfavorable deviation. The assumptions are regularly reviewed, compared to actual experience, and are revised if a loss recognition event is identified.

Income Taxes

        CILAAC, CILC, CILCONY, CLAC and CLACNY file separate federal tax returns. CIDI, PMG SC, PMG AM and IBS file as part of the consolidated federal tax return with JPMorgan Chase and its affiliates. A written agreement sets out the method of allocating tax among the companies.

        The Companies provide for federal income taxes based on amounts the Companies believe that they will ultimately owe or receive. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain expenses and the realization of certain tax credits.

        Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Companies only record deferred tax assets if future realization of the tax benefit is more likely than not, with a valuation allowance recorded for the portion that is not likely to be realized. The valuation allowance is subject to future adjustments based upon, among other items, the Companies' estimates of future operating earnings and capital gains.

Guaranty Fund Assessments

        The Companies are liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during the years 2005 and prior. The Companies' combined balance sheets include a provision for all known assessments that are expected to be levied against the Companies and amounts (net of estimated future premium tax recoveries) that the Companies' estimate they will be assessed in the future.

Fixed Assets

        The Companies' fixed assets are reported at cost less accumulated depreciation and are primarily made up of electronic data processing ("EDP") equipment and EDP software. EDP equipment and software are depreciated on a straight-line basis over the lesser of their useful life or three years.

        Certain costs related to the design and implementation of a new administrative system have been capitalized in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). Once the software is ready for its intended use, these costs will be depreciated on a straight-line basis over the lesser of the software's useful life or three years, and will be reviewed for impairment on an ongoing basis.

Other Assets

        CILAAC purchased a $60 million group variable life insurance policy covering all current employees as of February 14, 2002 from KILICO. This business-owned life insurance policy permitted CILAAC to indirectly fund certain of its employee benefit obligations. CILAAC surrendered the insurance policy in September 2005. The receivable for the surrendered policy was $56.3 million as of December 31, 2005 and payment was received in February 2006.

        A receivable is included in other assets for the cash surrender value. The changes in cash surrender value on this policy are recorded in other income.

Separate Account Business

        The assets and liabilities of the separate accounts represent segregated funds administered and invested by CILAAC for the purpose of funding variable annuity contracts for the exclusive benefit of variable annuity contractholders. CILAAC receives administrative fees from the separate accounts and retains varying amounts of withdrawal charges to cover expenses in the event of early withdrawals by contractholders. These fees and charges are included in separate account fees in the accompanying combined statements of operations. The assets and liabilities of the separate accounts are carried at fair value based primarily on market quotations of the underlying securities.

3.     Purchase Accounting

        The merger between Bank One and JPMorgan Chase was accounted for using the push-down purchase method of accounting which required the assets and liabilities of Bank One and its subsidiaries to be fair valued as of July 1, 2004. In addition, the retained earnings of CILAACS, CIDI, PMG SC, PMG AM and IBS were reset to zero as of the merger date. JPMorgan Chase paid $58.5 billion to acquire Bank One. The purchase price of the merger has been allocated to the assets acquired and liabilities assumed using their fair values at the merger date. During 2005, the final purchase price allocated to these companies decreased from approximately $738.6 million to $736.6 million in conjunction with a decrease in net assets acquired of $4.0 which resulted in a net increase of goodwill from $109.0 million to $111.0 million. The purchase price allocated to these companies was calculated using the ratio of their fair value, based on discounted cash flow projections, to the total fair value of Bank One. The following table summarizes the final estimated fair value of the assets acquired and liabilities assumed of these companies at the date of acquisition of July 1, 2004.

(in thousands of dollars)
Investments and cash	$5,538,118
Accrued investment income	68,012
Reinsurance recoverable	1,035,308
Deferred income taxes	33,752
Other assets	206,714

Total assets	6,881,904
Future policy benefits and policyholder account balances	5,924,816
Other policyholder benefits and funds payable	269,229
Other accounts payable and liabilities	62,257

Total liabilities	6,256,302

Net assets acquired	625,602
Purchase price	736,602

Purchase price in excess of net assets aquired — goodwill	$111,000

4.     Cash Flow Information

        The Companies define cash and cash equivalents as highly liquid investments with original maturities of less than three months. The fair value of these investments is considered to approximate their respective carrying values due to their short-term nature and generally negligible credit losses.

        CILAAC, CLAC and CLACNY paid taxes directly to the United States Treasury Department of $50.0 million and $11.9 million for the years ended December 31, 2005 and 2004, respectively.

5.     Investments and Related Income

        The Companies are carrying their fixed maturity investment portfolios at estimated fair value, as fixed maturity securities are considered available-for-sale. The carrying value of fixed maturity securities compared with amortized cost and unrealized gains and losses at December 31, 2005 and 2004, was as follows:

	December 31, 2005
			Unrealized
	Carrying Value	Amortized Cost	Gains	Losses
	(in thousands of dollars)
U.S. Treasury Securities and obligations of U.S. government agencies and authorities	$41,099	$40,627	$791	$(319)
Obligations of states and political subdivisions, special revenue and nonguaranteed	104,779	105,914	180	(1,315)
Debt securities issued by foreign governments	7,927	7,966	12	(51)
Corporate securities	4,968,782	5,004,115	31,028	(66,361)
Mortgage-backed and asset-backed securities	1,563,865	1,588,824	2,711	(27,670)

	$6,686,452	$6,747,446	$34,722	$(95,716)

	December 31, 2004
			Unrealized
	Carrying Value	Amortized Cost	Gains	Losses
	(in thousands of dollars)
U.S. Treasury Securities and obligations of U.S. government agencies and authorities	$66,313	$65,206	$1,191	$(84)
Obligations of states and political subdivisions, special revenue and nonguaranteed	77,711	76,597	1,114	—
Debt securities issued by foreign governments	8,211	8,204	34	(27)
Corporate securities	4,523,810	4,418,061	114,466	(8,717)
Mortgage-backed and asset-backed securities	1,770,936	1,763,343	12,315	(4,722)

	$6,446,981	$6,331,411	$129,120	$(13,550)

        The carrying value and amortized cost of fixed maturity investments, by contractual maturity at December 31, 2005, is shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties and because mortgage-backed and asset-backed securities provide for periodic payments throughout their life.

	December 31, 2005
	Carrying Value	Amortized Cost
	(in thousands of dollars)
Due in one year or less	$295,026	$297,183
Due after one year through five years	2,134,056	2,167,904
Due after five years through ten years	2,420,134	2,420,186
Due after ten years	189,436	186,332
Securities not due at a single maturity date-primarily mortgage and asset-backed securities(1)	1,647,800	1,675,841

	$6,686,452	$6,747,446

(1)
Weighted average life of 3.53 years.

        Proceeds from sales of investments in fixed maturity securities prior to maturity were $684.1 million and $374.1 million for the years ended December 31, 2005 and 2004, respectively. Gross gains of $13.0 million and gross losses of $6.3 million were realized on sales for the year ended December 31, 2005. Gross gains of $4.5 million and gross losses of $2.1 million were realized on sales for the year ended December 31, 2004.

        For its mortgage-backed and asset-backed securities, the Companies recognize an impairment loss if the fair value of the security is below cost and the net present value of expected future cash flows is less than the net present value of expected future cash flows at the most recent (prior) estimation date. The Companies recorded no write-downs in 2005 and 2004 related to their mortgage-backed and asset-backed securities.

        Upon default by an issuer of fixed maturity securities, the issue(s) of such issuer would be placed on nonaccrual status and, since declines in fair value would no longer be considered by the Companies to be temporary, would be written down. Any such issue would be written down to its fair value during the fiscal quarter in which the impairment was determined to have become other-than-temporary. Thereafter, each issue on nonaccrual status is regularly reviewed, and additional write-downs may be taken in light of subsequent developments.

        The Companies' computation of fair value involves judgments and estimates. The determination of value takes into consideration such factors as the existence and value of any collateral, the capital structure of the issuer, the level of actual and expected market interest rates, where the issue ranks in comparison with other debt of the issuer, the economic and competitive environment of the issuer and its business, the Companies' view on the likelihood of success of any proposed issuer restructuring plan, and the timing, type and amount of any restructured securities that the Companies anticipate will be received.

        The following table shows the fair value and gross unrealized losses of the Companies' investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2005 and 2004:

	Less than 12 months		12 months or longer		Total
As of 12/31/05 Description of Securities	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In thousands of dollars)
U.S. Treasury securities	$11,420	$(129)	$11,491	$(190)	$22,911	$(319)
State & political subdivisions	82,721	(1,315)	—	—	82,721	(1,315)
Foreign government debt securities	902	(13)	6,442	(38)	7,344	(51)
Corporate securities	2,749,145	(45,551)	517,094	(17,590)	3,266,239	(63,141)
Mortgage backed and asset backed securities	1,052,704	(20,671)	268,020	(6,999)	1,320,724	(27,670)

Subtotal debt securities	3,896,892	(67,679)	803,047	(24,817)	4,699,939	(92,496)

Preferred stock	15,153	(411)	50,561	(2,809)	65,714	(3,220)
Total temporarily impaired securities	$3,912,045	$(68,090)	$853,608	$(27,626)	$4,765,653	$(95,716)

	Less than 12 months		12 months or longer		Total
As of 12/31/04 Description of Securities	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In thousands of dollars)
U.S. Treasury securities	$21,529	$(84)	$—	$—	$21,529	$(84)
Foreign government debt securities	7,204	(5)	403	(22)	$7,607	$(27)
Corporate securities	789,792	(7,320)	18,048	(796)	807,840	(8,116)
Mortgage backed and asset backed securities	611,575	(4,500)	15,763	(222)	627,338	(4,722)

Subtotal debt securities	1,430,100	(11,909)	34,214	(1,040)	1,464,314	(12,949)

Preferred stock	52,768	(601)	—	—	52,768	(601)
Total temporarily impaired securities	$1,482,868	$(12,510)	$34,214	$(1,040)	$1,517,082	$(13,550)

        At December 31, 2005, 892 different securities represented 100% of the Companies' $95.7 million total unrealized loss. At December 31, 2004, 798 different securities represented 100% of the Companies' $13.6 million total unrealized loss. Unrealized losses in the fixed maturity investment portfolio, including U.S. government agencies, mortgage and asset backed securities and corporate bonds, were primarily due to rising interest rates during 2005 and 2004. The Companies held no securities of a single issuer that were at an unrealized loss position in excess of 2.9% and 3.8% of the total unrealized loss amount as of December 31, 2005 and 2004, respectively. Due to the issuers' continued satisfaction of the securities' obligations in accordance with their contractual terms and the expectation that they will continue to do so, management's intent and ability to hold these securities, as well as the evaluation of the fundamentals of the issuers' financial condition and other objective evidence, the Companies believe that the prices of securities position were temporarily depressed.

        The evaluation for other-than-temporary impairments is a quantitative and qualitative process which is subject to risks and uncertainties in the determination of whether declines in the fair value of investments are other-than-temporary. The risks and uncertainties include changes in general economic conditions, the issuer's financial condition or near term recovery prospects, and the effects of changes in interest rates. There were no other than temporary impairments for the years ended December 31, 2005 and 2004.

Net Investment Income

        The sources of net investment income were as follows:

	Year Ended December 31, 2005	Year Ended December 31, 2004
	(in thousands of dollars)
Interest on fixed maturity securities	$318,093	$180,218
Short-term investments	4,486	1,964
Interest from policy loans	24,558	11,725
Other	(228)	346

Total investment income	346,909	194,253
Investment expense	(7,458)	(4,765)

Net investment income	$339,451	$189,488

Realized Capital Gains

        Realized capital gains were as follows:

	Year Ended December 31, 2005	Year Ended December 31, 2004
	(in thousands of dollars)
Fixed maturity securities	$6,709	$2,373
Other	224	3

Realized capital gains	$6,933	$2,376

        Beginning in 2005, CILAAC began participating in securities lending in order to enhance investment yields, whereby securities are loaned to third parties for short periods of time. CILAAC requires collateral of 102% of the market value of the loaned securities to be separately maintained. The loaned securities' market value is monitored on a daily basis with additional collateral obtained as necessary. At December 31, 2005 there were no securities loaned under the program. As collateral for the loaned securities, CILAAC obtains cash that is recorded in "cash" with a corresponding liability in "other liabilities" to account for CILAAC's obligation to return the collateral. Income earned under the program in 2005 was not material.

        At December 31, 2005 and 2004, securities of approximately $20.3 million and $14.0 million respectively, were on deposit with governmental agencies as required by law.

6.     Concentration of Credit and Interest Rate Risk

        The Companies generally strive to maintain a diversified invested asset portfolio. However, certain concentrations of risk exist in mortgage-backed and asset-backed securities.

        Approximately 7.3% and 6.9% of the investment-grade fixed maturity securities at December 31, 2005 and 2004, respectively, were commercial mortgage-backed. Approximately 11.8% and 14.4% of the Companies' investment-grade fixed maturity securities at December 31, 2005 and 2004, respectively, were residential mortgage-backed securities. These residential mortgage-backed securities consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities.

        The Companies have not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. The Companies' mortgage-backed investments are generally of AAA credit quality and the markets for these investments have been and are expected to remain liquid.

        Approximately 4.9% and 6.4% of the Companies' investment-grade fixed maturity securities at December 31, 2005 and 2004, respectively, consisted of corporate asset-backed securities. At December 31, 2005, the majority of the Companies' investments in asset-backed securities were backed by automobile loans (34.8%), credit card loans (45.0%), home equity loans (5.9%) and manufactured housing loans (6.6%). At December 31, 2004, the majority of the Companies' investments in asset-backed securities were backed by automobile loans (29.1%), credit card loans (39.5%), home equity loans (18.1%) and manufactured housing loans (7.2%).

7.     Fixed Assets

        Fixed assets consisted of the following at December 31:

	2005	2004
	(in thousands of dollars)
SOP 98-1 developed software	$9,406	$1,209
EDP software	2,727	2,365
EDP equipment	1,459	595
Other, primarily office equipment	148	47

	13,740	4,216

Accumulated depreciation	1,483	436

Fixed assets, net	$12,257	$3,780

        Depreciation expense on capitalized software costs for the years ended December 31, 2005 and 2004 were $0.6 million and $0.1 million, respectively.

8.     Income Taxes

        Income tax expense was as follows:

	Year Ended December 31, 2005	Year Ended December 31, 2004
	(In thousands of dollars)
Current	$53,675	$23,606
Deferred	11,274	5,254

Total	$64,949	$28,860

        The actual income tax expense for the years ended December 31, 2005 and 2004 differed from the "expected" tax expense as displayed below. "Expected" tax expense was computed by applying the U.S. federal corporate tax rate of 35% to income before income tax expense.

	Year Ended December 31, 2005	Year Ended December 31, 2004
	(In thousands of dollars)
Computed expected tax expense	$59,738	$28,104
Difference between "expected" and actual tax expense:
State taxes	1,844	822
Prior year tax settlements	114	—
Surrender of business-owned life insurance	3,052	—
Other, net	201	(66)

Total actual tax expense	$64,949	$28,860

        The tax effects of temporary differences that give rise to significant portions of the Companies' net deferred federal tax liability from continuing operations were as follows:

	December 31, 2005	December 31, 2004
	(in thousands of dollars)
Deferred federal tax assets:
Life policy reserves	$32,975	$25,812
Deferred policy acquisition costs ("DAC Tax")	45,736	34,461
Accrued expenses	2,745	1,025
Other investment related	2,160	—
Net unrealized loss	21,346	—
Other	2,445	215

Total	107,407	61,513

Valuation allowance	(14,881)	—

Total deferred federal tax assets	92,526	61,513
Deferred federal tax liabilities:
Deferred policy acquisition costs — GAAP	47,998	16,283
Net unrealized gains on investments	—	40,449
Other	5,252	2,367

Total deferred federal tax liabilities	53,250	59,099

Net deferred federal tax assets	$39,276	$2,414

        Other than the 2005 valuation allowance related to the deferred tax asset on unrealized losses, management has determined that no other valuation allowance was necessary at December 31, 2005 or December 31, 2004, primarily because the reversals of existing temporary differences will provide taxable income in future years.

9.     Reinsurance

        In the ordinary course of business, the Companies enter into reinsurance agreements to diversify risk and limit their overall financial exposure. Prior to 2004, the Companies generally ceded 90 percent of all term life insurance premiums to affiliated and unaffiliated reinsurers. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Companies, they do not discharge the Companies from their primary liability and obligations to the policyholders. Reinsurance recoverables, in the amount of $984.0 million and $863.5 million at December 31, 2005 and 2004, respectively, have been recorded as an asset in accordance SFAS No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts."

        The Companies continue to monitor the consolidation of reinsurers and the concentration of credit risk the Companies have with any reinsurer. At December 31, 2005 and 2004, the Companies reinsured approximately 86.3% and 84.0%, respectively, of the face value of their life insurance in force. Approximately 35.3% and 36.6% of the face value of their life insurance in force was reinsured with three reinsurers at December 31, 2005 and 2004, respectively, representing reinsurance recoverables of $292.0 million at December 31, 2005 and $234.9 million at December 31, 2004. BOIC, an affiliated company, is one of the top three reinsurers. Reinsurance recoverables are collateralized from BOIC with letters of credit totaling $100.0 million. The other top two reinsurers had a minimum Standard & Poor's rating of AA- and a minimum A.M. Best rating of A. The Companies have not experienced any credit losses for the years ended December 31, 2005 and 2004. The Companies hold additional collateral under related reinsurance agreements in the form of letters of credit totaling $89.7 million that can be drawn on for amounts that remain unpaid for more than 120 days. At December 31, 2005 and 2004, there were no amounts drawn on the aforementioned letters of credit.

        At December 31, 2005 and 2004, direct and assumed life insurance in force totaled $242.7 billion and $234.8 billion respectively, and ceded life insurance in force was $210.2 billion and $198.0 billion, respectively.

        The effect of reinsurance on premiums and policy fees for the years ended December 31, 2005 and 2004 is as follows:

	2005	2004
	(in thousands of dollars)
Direct premiums and policy fees	$560,915	$276,554
Assumed	16,633	19,593
Ceded	(407,687)	(197,807)

Net premiums and policy fees	$169,861	$98,340

        The effect of reinsurance on claims incurred and other policyholder benefits for the years ended December 31, 2005 and 2004 is as follows:

	2005	2004
	(in thousands of dollars)
Direct claims incurred and other policyholder benefits	$472,671	$229,885
Assumed	10,307	13,543
Ceded	(368,688)	(182,758)

Net claims incurred and other policyholder benefits	$114,290	$60,670

        In 2004, CILAACS entered into a new reinsurance agreement with an affiliate, BOIC. Under the terms of the agreement, CILAACS reinsures 100% of certain new term insurance to BOIC. The reinsurance is a blend of coinsurance and modified coinsurance. CILAACS retains a portion of the reserve (modco) and BOIC is responsible for the remainder (coinsurance). A modified coinsurance adjustment is paid to BOIC to compensate BOIC for investment income on the reserve held by CILAACS. The ceded coinsurance reserve credit is collateralized with a letter of credit. BOIC retrocedes 50% of mortality risk to third party reinsurers on a yearly renewable term ("YRT") basis.

        Per the Financial Accounting Standard Board's Derivative Implementation Group issue B36 ("DIG issue B36"), "Embedded Derivatives; Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments", insurers are required to evaluate whether or not their modified coinsurance treaties contain embedded credit (or other) derivatives not related to the overall reinsurance obligation and creditworthiness of the ceding or assuming company. If it is determined that an embedded derivative does exist, it must be bifurcated from the reinsurance contract and accounted for separately in accordance with SFAS No. 133. Under SFAS No. 133, the embedded derivative would be recorded at fair value with changes in fair value reported in net income.

        CILAACS has evaluated the applicability of DIG issue B36 to its modified coinsurance arrangement with BOIC and has determined that an embedded derivative requiring bifurcation does exist but is not considered to be material.

        CILAAC assumes on a coinsurance basis, 100% of the General Account Liabilities of KILICO. The "General Account Liabilities" include all of KILICO's gross liabilities and obligations, including benefits, claims, taxes, commissions and assessments for certain types of existing individual and group life insurance policies and annuity contracts (the "Reinsured Policies"), except for certain retained liabilities. At December 31, 2005 and 2004, CILAAC assumed General Account Liabilities of $3.4 billion and $3.6 billion, respectively.

        CILAAC also assumes, on a modified coinsurance basis, a majority of the Separate Account Liabilities of KILICO. The "Separate Account Liabilities" are all liabilities that are reflected in KILICO's separate accounts and that relate to the Reinsured Policies. Pursuant to the modified coinsurance framework under which Separate Account Liabilities are reinsured, ownership of the underlying separate accounts was not transferred. At both December 31, 2005 and 2004, Separate Account Liabilities totaled $2.1 billion and $2.2 billion, respectively.

        CILAAC has payables to KILICO in the amount of $1.9 million and $17.5 million at December 31, 2005 and 2004, respectively, that are included in other accounts payable and liabilities.

        CILAAC is responsible for providing certain administrative services with respect to the reinsured business. This includes, but is not limited to, policy and policyholder administration, separate account administration, preparation of accounting and actuarial information, and certain aspects of legal compliance.

10.   Notes Payable

        CILAAC has a line of credit agreement in place with JPMorgan Chase. The maximum amount that can be borrowed at any one time is $275.0 million. The interest rate on amounts outstanding is a variable rate based on commercial paper rates at the time of the specific advance. There were no amounts outstanding at December 31, 2005 and 2004.

        In 2005, CIDI entered into a credit facility with JPMorgan Chase in order to settle certain payables to affiliates. Amounts borrowed under the agreement are of a short duration (approximately 30 days) and are typically rolled over at each maturity date. At December 31, 2005, CIDI had an outstanding principle balance of $11.0 million, accruing interest at a rate of 4.5%, that was payable on January 3, 2006.

11.   Related Party Transactions

        CILAAC had a formal management and services agreement with Fidelity Life Association ("FLA"), a mutual legal reserve company and a former affiliate, and charged FLA for services based upon certain predetermined charges and factors. Under this agreement, CILAAC provided management and operational services to FLA. In June of 2004, CILAAC received formal notice of termination of the agreement from FLA. The agreement terminated as of October 31, 2005. CILAAC recorded management fees of $9.2 million for the year ended December 31, 2005 and $2.4 million for the six-month period ended December 31, 2004. CILAAC continues to receive fees for activities related to disengagement work performed by CILAAC. This revenue is recorded as part of management and administrative fees in the combined statement of operations.

        The Companies have a service agreement in place with JPMorgan Investment Advisors ("JPMIA"). JPMIA provides investment services, including the purchase and sale of securities under the supervision of the investment committees of the Companies. The Companies recorded investment management fees of $6.0 million and $3.5 million for the years ended December 31, 2005 and 2004, respectively. The expenses are recorded as part of net investment income within the combined statements of operations.

        The Companies paid combined general agency commissions of $1.1 million and $5.8 million in 2005 and 2004, respectively, to JPMorgan Insurance Agency, Inc. for sales of the JPMorgan Fixed Annuity. The Companies paid general agency commissions of $3.0 million in 2005 to Chase Insurance Agency, Inc. related to the sale of the Chase Fixed Annuity.

        The Companies are allocated expenses related to certain administrative services provided by JPMorgan Chase. These services include payment of the Companies' payroll costs, occupancy costs, equipment rentals and communications costs, as well as various other operating expenses. The Companies recorded operating expenses allocated from JPMorgan Chase of $81.3 million and $38.7 million for the years ended December 31, 2005 and 2004, respectively.

        The Companies' employees participate, to the extent they meet the minimum eligibility requirements, in various benefit plans sponsored by JPMorgan Chase. The Companies' employees participate in the JPMorgan Chase U.S. qualified defined contribution pension plan which is noncontributory and they may also participate in optional defined contribution plans sponsored by JPMorgan Chase. There are no separate plans solely for the employees of the Companies.

        Pension expense for the Companies is determined by an intercompany charge from JPMorgan Chase. For the years ending December 31, 2005 and 2004, the Companies were charged $3.0 million and $1.0 million, respectively, for their share of the cost of the plans described above.

        At December 31, 2005 and 2004, the following amounts due from or (to) related parties that were recorded in the accompanying combined balance sheets as components of other assets and receivables, or other accounts payable and liabilities, as appropriate:

	December 31, 2005	December 31, 2004
	(in thousands of dollars)
Chase Insurance Agency	$—	$318
CIDI-MA	1,020	—
FLA	—	3,360
JPMorgan Chase Bank, N.A.	198	—

Receivable from related parties	$1,218	$3,678

Banc One Securities Corp.	—	(15)
BOIC	(1,961)	(520)
Chase Insurance Agency	(476)	—
CIDI-MA	—	(12)
JPMIA	(893)	(940)
JPMorgan Chase	(11,310)	—
JPMorgan Chase Bank, N.A.	—	(22)

Payable to related parties	(14,640)	(1,509)

Net receivable (payable) from (to) related parties	$(13,422)	$2,169

12.   Commitments and Contingent Liabilities

        The Companies are involved in various legal actions for which liabilities are established as appropriate. In the opinion of management, based on the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the Companies' financial positions, results of operations or cash flows.

13.   Financial Instruments—Off-Balance Sheet Risk—Derivative Instruments

        The Companies have designated their interest rate swap as a cash flow hedge of a floating rate funding agreement. The funding agreement is included in policyholder account balances on the combined balance sheet. Each period, gains and losses resulting from changes in the fair value of the swap contract have been structured to match the terms of the hedged item. No net gains or losses resulting from hedge ineffectiveness were recognized in results of operations during the years ended December 31, 2005 and 2004.

        The Companies use interest rate swaps to alter interest rate exposures arising from mismatches between assets and liabilities. The Companies invest primarily in fixed rate securities. In 2000, the Companies sold a floating rate funding agreement and subsequently entered into interest rate swap agreements. Under the interest rate swaps, the Companies agreed with another party to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. No cash was exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is made by one counterparty at each due date. In 2004, the Companies settled their interest rate swap agreements with a former affiliate in order to reduce exposure to that counterparty. The Companies entered into a new interest rate swap agreement in 2005 that qualifies for the short-cut accounting method provided for under SFAS No. 133. The Companies paid $0.0 million and $3.8 million for the years ended December 31, 2005 and 2004, respectively, as settlement for the difference between the fixed-rate and floating-rate interest.

        The Companies are exposed to credit-related losses in the event of nonperformance by the counterparty to the financial instruments but the Companies do not expect the counterparty to fail to meet its obligations given its high credit ratings. The credit exposure of the interest rate swap is represented by the fair value (market value) of the contract. The open swap agreement with a notional value of $60.0 million had a market value of $793,313 and ($797,630) at December 31, 2005 and 2004, respectively. The swap agreement has an expiration date of December 2007. The change in market value was included as a component of other accounts receivable or payable and assets or liabilities, as appropriate, in the accompanying combined balance sheet.

        The current credit exposure of the Companies' derivative contract is limited to the fair value at the reporting date. Credit risk is managed by entering into transactions with creditworthy counterparties and obtaining collateral where appropriate and customary. The Companies also attempt to minimize their exposure to credit risk through the use of various credit monitoring techniques. One hundred percent of the net credit exposure for the Companies from the derivative contract is with an investment-grade counterparty.

14.   Fair Value of Financial Instruments

        Fair value estimates are made at specific points in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Companies' entire holdings of a particular financial instrument. A significant portion of the Companies' financial instruments is carried at fair value. Fair value estimates for financial instruments not carried at fair value are generally determined using discounted cash flow models and assumptions that are based on judgments regarding current and future economic conditions and the risk characteristics of the investments. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could significantly affect the estimates, and such estimates should be used with care.

        Fair value estimates are determined for existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and certain liabilities that are not considered financial instruments. Accordingly, the aggregate fair value estimates presented do not represent the underlying value of the Companies. In addition, tax ramifications related to the realization of unrealized gains and losses could have a significant effect on fair value estimates and have not been considered in any of the estimates. The following methods and assumptions were used by the Companies in estimating the fair value of their financial instruments:

        Bonds:    Fair values were determined by using market quotations, or independent pricing services that use prices provided by market makers, or estimates of fair values obtained from yield data relating to instruments or securities with similar characteristics, or fair value as determined in good faith by the Companies' portfolio manager, JPMIA.

        Cash:    The carrying amount approximates fair value.

        Policyholder account balance:    For deposit liabilities, the fair value was based on the amount payable on demand at the reporting date.

        Derivative financial instruments:    The carrying amount approximates fair value.

        The carrying values and estimated fair values of the Companies' financial instruments at December 31, 2005 and 2004 were as follows:

	2005		2004
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(in thousands of dollars)
Financial instruments recorded as assets:
Fixed maturity securities	$6,686,452	$6,686,452	$6,446,981	$6,446,981
Cash	133,247	133,247	105,645	105,645
Financial instruments recorded as liabilities:
Policyholder account balance	6,411,942	6,265,316	5,987,171	5,851,240
Derivative financial instrument	(793)	(793)	797	797

15.   Stockholder's Equity—Capital Stock

        The following table details the authorized, issued and outstanding shares of each of the Companies in the accompanying combined report as of December 31, 2005 and 2004.

Company	Par Value	Authorized	Issued and Outstanding	Parent
CILAAC	$20	500,000	136,351	BOIH
CLAC	$80	100,000	31,250	CBD
CLACNY	$10	200,000	200,000	CBD
CIDI	$1	10,000	1,000	BOIH
PMG SC	$0	200	140	BOIH
PMG AM	$1	200	100	BOIH
IBS	$5	2,000	1,369	BOIH

16.   Stockholder's Equity—Statutory Capital and Surplus

        Dividend distributions to CILAAC from its life insurance company subsidiaries are restricted as to the amount that may be paid without prior notice or approval by the regulatory authorities. The maximum amount of dividends that can be paid by these regulated subsidiaries, without prior approval, in 2006 is zero.

        The maximum amount of dividends that can be paid by insurance companies domiciled in the State of Illinois, the State of New York, and the State of Delaware to shareholders without prior approval of regulatory authorities is restricted. The maximum amount of dividends that can be paid without prior approval in 2006 is zero for CILAACS and CLACNY, and $11.1 million for CLAC.

        The statutory income (loss) and capital and surplus, as determined in accordance with accounting practices prescribed or permitted by the State of Illinois Department of Insurance ("IDOI"), the Insurance Commissioner of the State of Delaware, and the Office of the Commissioner of Insurance of the State of New York, for the Companies at December 31, 2005 and 2004 were as follows:

Statutory capital and surplus

	2005
	Net Income (Loss)	Capital and Surplus
	(in thousands of dollars)
CILAAC	$35,425	$409,147
CILC	(987)	98,022
CILCONY	(6,869)	63,010
CLAC	7,123	110,969
CLACNY	6,334	111,232
	2004
	Net Income (Loss)	Capital and Surplus
	(in thousands of dollars)
CILAAC	$72,428	$396,668
CILC	6,566	96,579
CILCONY	513	69,586
CLAC	14,481	104,224
CLACNY	15,230	107,956

        Statutory capital and surplus vary in some respects from GAAP. The most significant of these differences are as follows: (1) bonds are generally recorded at amortized cost and are not classified as either held-to-maturity securities, trading securities or available-for-sale securities; (2) acquisition costs, such as commissions and other costs in connection with acquiring new and renewal business, are charged to current operations as incurred; (3) policy reserves are based on statutory mortality and interest requirements without consideration of withdrawals, which may differ from reserves based on reasonably conservative estimates of mortality, interest and withdrawals; (4) deferred federal income tax assets for the temporary differences between the financial statement basis and tax basis of assets and liabilities are subject to different admissibility criteria; (5) the asset valuation reserve is reported as a liability and not required for GAAP purposes; (6) certain assets designated as "non-admitted assets" (principally furniture and equipment, agents' debit balances and certain classes of receivables) are charged to surplus; and (7) realized capital gains/losses resulting from changes in interest rates are deferred and amortized over the life of the bond sold.

        Each insurance company's state of domicile imposes minimum risk-based capital requirements that were developed by the National Association of Insurance Commissioners ("NAIC"). The formulas for determining the amount of risk-based capital utilize various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Either the weighting factors or the methodology for determining the weighting factors is specified by the NAIC. Regulatory compliance is determined by a ratio of total adjusted capital, as defined by the NAIC, to authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. Each of the insurance companies within the combined financial statements exceeded the minimum risk-based capital requirements for the period presented herein.

        In anticipation of the acquisition by Zurich in 1996, CILAAC sold, primarily through a bulk sale, approximately $84 million in real estate-related investments in 1995 as part of a strategic effort to reduce overall exposure to real estate. As a result of these sales, CILAAC incurred realized capital losses that were required to be transferred to the interest maintenance reserve (IMR). As a result of the transfer of these realized capital losses to IMR, IMR became negative. In connection with the sale of the real estate-related investments and the acquisition of CILAAC's parent, the IDOI permitted CILAAC to reset the IMR to zero as of December 31, 1995. This treatment allowed CILAAC to proceed as if it had been legally reorganized through a procedure known as "quasi-reorganization".

        This procedure allowed CILAAC a "fresh start" by resetting the negative unassigned surplus to zero and reducing gross paid-in and contributed surplus by the same amount. Although this treatment did not change CILAAC's total amount of reported capital and surplus as of December 31, 2005, it did favorably impact the 2005 and 2004 net gain from operations and net income. If CILAAC had not been permitted to reset the IMR to zero as of December 31, 1995, the December 31, 2005 and 2004 net gain from operations and net income would have been reduced by $0.5 million and $0.8 million, respectively, and capital and surplus for both years would have been increased by like amounts through a credit to the change in non-admitted assets and related items. If CILAAC had not been able to reset the negative unassigned surplus to zero, additional paid-in capital and unassigned surplus would have been $451.9 million and $(30.8) million, respectively, at December 31, 2005, and $451.9 million and $(43.8) million, respectively, at December 31, 2004.

17.   Subsequent Events

        Effective January 1, 2006, CILAAC was assigned a reinsurance agreement from an affiliate, Banc One Life Reinsurance Company. Under the assigned reinsurance agreement, CILAAC reinsures a block of existing fixed annuity business on a coinsurance basis from Nationwide Life and Annuity Insurance Company. Reserves of approximately $143.8 million were transferred to CILAAC under the assignment.

        Also effective January 1, 2006, CLAC assigned its credit life and accident and health reinsurance assumed treaties to BOIC in exchange for a purchase price of approximately $4.9 million.

        On February 7, 2006, JPMorgan Chase announced that it had signed a definitive agreement to sell the stock of the Companies to Protective Life Corporation for approximately $1.2 billion. The sale is subject to normal regulatory approvals and is expected to close in the third quarter of 2006.

Chase Insurance Companies
Combined Financial Statements
For the Period Ended June 30, 2004

Chase Insurance Companies

Page(s)
Report of Independent Registered Public Accounting Firm	1
Financial Statements
Combined Balance Sheet, June 30, 2004	2
Combined Statement of Operations, for the six-month period ended June 30, 2004	3
Combined Statement of Comprehensive Income for the six-month period ended June 30, 2004	4
Combined Statement of Stockholder's Equity for the six-month period ended June 30, 2004	5
Combined Statement of Cash Flows for six-month period ended June 30, 2004	6
Notes to Combined Financial Statements	7-21

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of: Chase Insurance Life and Annuity Company and Subsidiaries, Chase Insurance Direct, Inc., PMG Securities Corporation, PMG Asset Management, Inc., and Investors Brokerage Services, Inc.

        In our opinion, the combined balance sheet and the related combined statement of operations, comprehensive income, stockholder's equity and cash flows present fairly, in all material respects, the financial position of the Chase Insurance Life and Annuity Company and Subsidiaries, Chase Insurance Direct, Inc., PMG Securities Corporation, PMG Asset Management, Inc., and Investors Brokerage Services, Inc. (collectively "Chase Insurance Companies") as of June 30, 2004, and the results of their operations and their cash flows for the six-month period then ended in conformity with accounting principles generally accepted in the United States of America. These combined financial statements are the responsibility of the Chase Insurance Companies management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit of these combined financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Chicago, Illinois
May 19, 2006

1

Chase Insurance Companies
Combined Balance Sheet
June 30, 2004

2004
(In thousands of dollars)
Assets
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $5,080,000 at June 30, 2004)	$5,070,038
Policy loans	399,413

Total Investments	5,469,451
Cash and cash equivalents	180,067
Accrued investment income	68,013
Reinsurance recoverable	1,036,323
Deferred policy acquisition costs	45,577
Goodwill	110,764
Federal income tax recoverable	20,509
Deferred federal income taxes	37,854
Other assets and receivables	113,785
Assets held in separate accounts	7,950

TOTAL ASSETS	$7,090,293

Liabilities
Future policy benefits	$1,011,490
Policyholder account balance	4,990,444
Other policyholder benefits and funds payable	269,229
Cash overdraft	22,063
Other accounts payable and liabilities	74,785
Liabilities related to separate accounts	7,950

Total Liabilities	6,375,961

Commitments and contingent liabilities—Note 9
Stockholder's Equity
Capital stock—Note 12	$2,753
Additional paid-in capital	641,518
Accumulated other comprehensive income (loss)	(7,855)
Retained earnings	77,916

Total Stockholder's Equity	714,332

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$7,090,293

The accompanying notes are an integral part of these combined financial statements.

2

Chase Insurance Companies
Combined Statement of Operations
for the Six-Month Period Ended June 30, 2004

2004
(In thousands of dollars)
REVENUE
Premiums earned, net	$66,401
Net investment income	130,745
Realized capital gains	470
Separate account fees	16,587
Policy fees	23,284
Management and administrative fees	8,557
Surrender charges and other income	30,762

Total revenue	276,806

BENEFITS AND EXPENSES
Interest credited to policyholders	114,990
Claims incurred and other policyholder benefits	26,967
Commissions, net of reinsurance allowances	(3,072)
Taxes, licenses and fees	5,398
Operating expenses	74,354
Deferral of policy acquisition costs	(29,572)
Amortization of insurance acquisition costs	2,515

Total benefits and expenses	191,580

Income before income tax expense	85,226
Income tax expense	29,424

Net income	$55,802

The accompanying notes are an integral part of these combined financial statements.

3

Chase Insurance Companies
Combined Statement of Comprehensive Income
for the Six-Month Period Ended June 30, 2004

2004
(In thousands of dollars)
Net income	$55,802
Other comprehensice income, before tax:
Unrealized holding losses on investments arising during the period	(115,320)
Unrealized holding gains on derivatives	3,967

Total unrealized holding losses on investments arising during the period	(111,353)

Less reclassification adjustments for items included in net income:
Adjustment for gains included in realized investments gains	282

Total reclassification adjustments for items included in net income	282

Other comprehensive loss, before related income tax benefit	(111,635)
Related income tax expense benefit	(34,768)

Other comprehensive loss, net of tax	(76,867)

Comprehensive loss	$(21,065)

The accompanying notes are an integral part of these combined financial statements.

4

Chase Insurance Companies
Combined Statement of Stockholder's Equity
for the Six-Month Period Ended June 30, 2004

2004
(In thousands of dollars)
Common stock, beginning and end of period	$2,753

Additional paid in capital, beginning of period	629,788
Capital contribution	500
Final purchase price adjustment—Note 2	11,230

Additional paid in capital, end of period	641,518
Accumulated other comprehensive income, beginning of period	69,012
Other comprehensive loss, net of tax	(76,867)

Accumulated other comprehensive income, end of period	(7,855)
Retained earnings, beginning of period	22,114
Net income	55,802

Retained earnings, end of period	77,916

Total stockholder's equity	$714,332

The accompanying notes are an integral part of these combined financial statements.

5

Chase Insurance Companies
Combined Statement of Cash Flows
for the Six-Month Period Ended June 30, 2004

2004
(In thousands of dollars)
Cash flows from operating activities
Net income	$55,802
Reconcilement of net income to net cash flow from operating activities:
Realized investment gains	(470)
Interest credited to policyholders	114,990
Cost of insurance and policy fees	(74,758)
Change in policy liabilities of traditional life products	(27,783)
Deferred policy acquisition costs, net	(27,453)
Amortization of net discount/premium on investments	29,527
Deferred federal income tax	23,141
Net change in current federal income tax	(9,777)
Other accounts and notes receivables	(37,881)
Other accounts payable and liabilities	62,194
Other	3,343

Net cash provided by operating activities	110,875

Cash flows from investing activities
Cash from investments sold or matured:
Fixed maturities held to maturity	236,534
Fixed maturities sold prior to maturity	340,544
Policy loans	32,758
Short term investments, net	19,263
Cost of investments purchased or loans originated:
Fixed maturity securities	(282,887)
Policy loans	(20,990)
Net change in receivable/payable for securities transactions	(106,784)
Other (primarily fixed assets)	(2,443)

Net cash provided by investing activities	215,995

Cash flows from financing activities
Policyholder account balances:
Deposits	125,244
Withdrawals	(545,990)
Capital contribution	500
Other (cash overdraft)	21,855

Net cash used in financing activities	(398,391)

Net decrease in cash	(71,521)
Cash and cash equivalents, beginning of period	251,588

Cash and cash equivalents, end of period	$180,067

The accompanying notes are an integral part of these combined financial statements.

6

Chase Insurance Companies
Notes to Combined Financial Statements

1.     Organization and Basis of Presentation

        The combined financial statements and related notes thereto include the following entities, presented on a combined basis:

  •
  Chase Insurance Life and Annuity Company ("CILAAC"), formerly Federal Kemper Life Assurance Company, is a life insurance company presented on a consolidated basis with its insurance subsidiaries, Chase Insurance Life Company ("CILC"), formerly Zurich Life Insurance Company of America, and Chase Insurance Life Company of New York ("CILCONY"), formerly Zurich Life Insurance Company of New York, collectively referred to as Chase Insurance Life and Annuity Company and Subsidiaries ("CILAACS"). CILAAC and CILC are licensed in the District of Columbia and all states except New York. CILCONY is licensed in the state of New York. CILAAC is a wholly-owned subsidiary of Banc One Insurance Holdings, Inc. ("BOIH").

  •
  Chase Insurance Direct, Inc. ("CIDI"), formerly Zurich Direct, Inc., is a direct marketing life insurance agency and a wholly-owned subsidiary of BOIH.

  •
  PMG Securities Corporation ("PMG SC") is a New York state broker-dealer that is a wholly-owned subsidiary of BOIH. PMG SC is registered with the National Association of Securities Dealers, Inc. ("NASD") as a broker dealer of securities under the Securities Exchange Act of 1934.

  •
  PMG Asset Management, Inc. ("PMG AM") is a New York state registered investment advisor that is a wholly-owned subsidiary of BOIH.

  •
  Investors Brokerage Services, Inc. ("IBS") is a broker-dealer that is a wholly-owned subsidiary of BOIH. IBS is registered with the NASD as a broker dealer of securities under the Securities Exchange Act of 1934.

        These companies are collectively referred to as the Chase Insurance Companies ("the Companies"). The Companies' ultimate parent at June 30, 2004 was Bank One Corporation ("Bank One"). See Note 14.

        CILAAC issues fixed and variable annuity products, and term life and interest-sensitive life insurance products through brokerage general agents, independent distributors, and Bank One retail branches. CILAAC's subsidiaries, CILC and CILCONY, primarily market term life insurance products through CIDI. In addition, CILCONY markets annuities and single premium whole life through Chase Insurance Agency, an affiliate, and through brokerage general agents.

        CIDI is a direct marketing life insurance agency currently marketing term life insurance directly to consumers through various marketing media.

        PMG SC is a registered broker-dealer that sells stocks and bonds, mutual funds, life insurance, annuities and limited partnerships, and enters into securities transactions as an agent. All securities transactions are cleared through another broker-dealer on a fully disclosed basis. PMG SC earns the majority of its revenue from transactions placed with mutual funds and insurance companies.

        PMG AM is a registered investment advisor providing investment advisory and portfolio management services to clientele, and primarily manages equity assets for individuals.

7

        IBS currently acts as the underwriter of Kemper Investors Life Insurance Company ("KILICO"), a former affiliate, and CILAAC variable annuity products. No underwriting fees are earned by IBS from CILAAC. IBS does not engage in retail sales of securities.

        On May 30, 2003, Zurich Financial Services ("ZFS") and Bank One announced plans for Bank One to acquire a significant portion of ZFS's Zurich Life companies. The acquisition was completed effective September 1, 2003, (the "Closing Date"). As a result, Kemper Corporation, a subsidiary of ZFS and direct parent of CILAAC, CILC and CIDI, sold the capital stock of those entities to BOIH. KILICO also transferred 100% of the capital stock of CILCONY to CILAAC, effective September 1, 2003. BOIH contributed 100% of the capital stock of CILC to the CILAAC, effective November 30, 2003. Ultimately, CILAAC is a wholly-owned subsidiary of BOIH.

        The combined financial statements include the accounts of the Companies on a combined basis. All significant intercompany balances and transactions in the combined financial statements and footnotes have been eliminated. There are no significant differences between the financial statements prepared on a combined basis and those that would have been prepared on a consolidated basis.

2.     Summary of Significant Accounting Policies

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, in particular deferred policy acquisition costs ("DAC"), goodwill, investments, future policy benefits, provisions for income taxes, disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

  Investments and Related Income

        Investments in fixed maturity securities, including bonds and redeemable preferred stocks, are carried at fair value and are classified as available for sale when, in management's judgement, they may be sold in response to or in anticipation of changes in market conditions as part of the Companies' management of their structural interest rate risk. Interest income is accrued and recorded in net investment income in the combined statement of operations. The amortized cost of fixed maturity securities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities and asset-backed securities, over the estimated life of the security. Such amortization or accretion is included in net investment income. Accretion of the discount or amortization of the premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method that considers the estimated timing and amount of prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of such securities change as a result of changes in prepayment rates, the adjustment is included in net investment income.

        Realized gains or losses on sales of investments, determined on the basis of specific security identification on the disposition of the respective investment, and recognition of other-than-temporary declines in value are included in revenue. Net unrealized gains or losses on revaluation of investments are credited or charged to accumulated other comprehensive income (loss). Such unrealized gains are recorded net of deferred income tax expense and unrealized losses are tax benefited.

  Impairment Losses on Investments

        Management regularly reviews its fixed maturity portfolio to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. A number of

8

criteria are considered during this process including, but not limited to, the current fair value as compared to cost or amortized cost, as appropriate, of the security, the length of time the security's fair value has been below cost or amortized cost, the magnitude of the decline, specific credit issues related to the issuer, the intent and ability of the Companies to hold the investment until recovery, and current economic conditions.

        Significant changes in the factors the Companies consider when evaluating an investment for an impairment loss could result in a significant change in estimated impairment losses reported in the combined statement of operations.

  Derivative Financial Instruments

        Derivative financial instruments include one interest rate swap agreement. SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" require that all derivatives be recognized on the combined balance sheet at fair value with any changes in fair value recognized in revenue, unless the derivative is used in a hedging transaction.

        For those derivatives that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow hedge or a hedge related to foreign currency exposure. For derivative that are designated and qualify as cash flow hedges, the effective portion of the gain or loss realized on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period during which the hedged transaction impacts earnings. The remaining gain or loss on the derivatives is recognized as ineffectiveness in current earnings during the period of the change.

        If, subsequent to entering into a hedge transaction, a derivative becomes ineffective (including if the hedged item is sold or otherwise extinguished), the Companies may terminate the derivative position. The Companies may also terminate derivative instruments as a result of other events or circumstances. When a derivative financial instrument utilized as a cash flow hedge of an existing asset or liability is no longer effective or is terminated, the gain or loss recognized on the derivative is reclassified from accumulated other comprehensive income to net income as the hedged risk impacts net income, beginning in the period hedge accounting is no longer applied or the derivative instrument is terminated. If the derivative financial instrument is not terminated when a cash flow hedge is no longer effective, the future gains and losses recognized on the derivative are reported in realized capital gains and losses.

  Policy Loans

        Investments in policy loans are carried at the aggregate of the unpaid balance provided it does not exceed either the cash surrender value of the policy or the policy reserves. The excess of the unpaid policy loan balances over the cash surrender value, if any, is recorded as an expense in the combined statements of operations. Valuation allowances are not established as the Companies continue to carry the full future policy benefit liability.

  Life Insurance Revenue and Expenses

        Revenue for annuities and interest-sensitive life products consist of investment income and realized capital gains, policy charges such as mortality, expense and surrender charges, and expense loads for premium taxes on certain contracts. Such fees are recognized when assessed and earned. In addition, policy fees for universal life products consist of fees that have been assessed against policy account balances for the costs of insurance. Expenses consist of benefits in excess of account balances, interest credited to contracts, policy maintenance costs, and amortization of deferred insurance acquisition costs.

9

        Premiums for term life policies are reported as earned when due. Profits for such policies are recognized over the duration of the insurance policies by matching benefits and expenses to premium income.

  Reinsurance

        In the ordinary course of business, the Companies enter into reinsurance agreements to diversify risk and limit their overall financial exposure. The Companies generally reinsure 90% of their existing blocks of term business to a select group of external reinsurers. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Companies, they do not discharge the Companies from their primary liabilities and obligations to policyholders.

        Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsurance long-duration contracts are recognized in the combined statement of operations over the life of the underlying reinsured contracts using assumptions consistent with those used to account for the underlying contracts. The cost of reinsurance related to short-duration contracts is accounted for over the reinsurance contract period. Amounts recoverable from reinsurers for both short and long-duration reinsurance agreements are estimated in a manner consistent with the claim liabilities and policy benefits associated with the reinsured policies.

  Deferred Policy Acquisition Costs

        The costs of acquiring new business, principally commission expense and certain policy issuance and underwriting expenses, have been deferred to the extent they are recoverable from estimated future gross profits on the related contracts and policies. For traditional life insurance products, DAC is amortized over the premium-paying periods of the related policies. For annuity, universal life and deposit contracts, DAC is amortized ratably over the present value of the estimated gross profits of the related policies. Under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," the Companies make certain assumptions regarding the mortality, persistency, expenses, and interest rates they expect to experience in future periods. These assumptions are best estimates and are periodically updated whenever actual experience and/or expectations for the future change from that assumed.

  Goodwill

        In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", goodwill is no longer amortized but is subject to impairment tests at least annually on a reporting entity basis. The acquisition of the Companies by BOIH on September 1, 2003 resulted in the Companies recording goodwill of approximately $112.8 million on their opening balance sheets. During 2003 and 2004, adjustments were made for certain items as provided under SFAS No. 141, "Business Combinations," that reduced goodwill to $110.8 million as of June 30, 2004. The adjustments included a negotiated purchase price increase of $11.2 million that was settled in February 2004 and is reflected as an increase in additional paid-in capital in the combined statement of stockholder's equity, and an increase in fair value of assets acquired of $13.2 million.

        Although a formal impairment test was not performed during the period from January 1, 2004 through June 30, 2004, management believes that no events occurred during that period that would have impaired the recoverability of goodwill as of June 30, 2004.

  Future Policy Benefits

        Insurance policy and claim reserves for the insurance business acquired were initially recognized in purchase accounting at fair value. Fair value was determined based on a number of assumptions including mortality, morbidity, expenses, persistency and interest rates (ranging from 3.0% to 6.2% with

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a weighted average of 4.6% for life insurance products and ranging from 2.5% to 6.5% with a weighted average of 4.3% for annuity products).

        For new contracts written, annuity, universal life and deposit contracts are increased by deposits received and interest credited and are reduced by withdrawals, mortality charges, and administrative expenses charged to contract holders. Annuity contract liabilities in the payout phase reflect mortality and interest rate assumptions (ranging from 2.75% to 4.30% with a weighted average of 4.00%), based on contract terms and the Company's experience. For new policies written, traditional life insurance liabilities represent the present value of future benefits to be paid to or on behalf of policyholders, adjusted for related expenses, less the present value of future net premiums. These liabilities are calculated using assumptions such as mortality, morbidity, expenses, persistency and interest rates, and include a provision for unfavorable deviation. The assumptions are regularly reviewed, compared to actual experience, and are revised if a loss recognition event is identified.

  Income Taxes

        CILAAC, CILC, and CILCONY file separate federal tax returns. CIDI, PMG SC, PMG AM and IBS file consolidated federal income tax returns with Bank One and its affiliates. A written agreement sets out the method of allocating tax among the companies.

        The Companies provide for federal income taxes based on amounts the Companies believe that they will ultimately owe or receive. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain expenses and the realization of certain tax credits.

        Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company only records deferred tax assets if future realization of the tax benefit is more likely than not, with a valuation allowance recorded for the portion that is not likely to be realized. The valuation allowance is subject to future adjustments based upon, among other items, the Companies' estimates of future operating earnings and capital gains.

  Guaranty Fund Assessments

        The Companies are liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during the years 2004 and prior. The Companies' combined balance sheet includes a provision for all known assessments that are expected to be levied against the Companies and for amounts (net of estimated future premium tax recoveries) that the Companies estimate they will be assessed in the future.

  Other Assets

        CILAAC purchased a $60 million group variable life insurance policy covering all current employees as of February 14, 2002 from KILICO. This business-owned life insurance policy permits CILAAC to indirectly fund certain of its employee benefit obligations. CILAAC surrendered the insurance policy in September 2005. The receivable for the surrendered policy was $56.3 million as of December 31, 2005 and payment was received in February 2006.

        A receivable is included in other assets for the cash surrender value. The changes in cash surrender value on this policy are recorded in other income. The cash surrender value of the policy was $56.4 million at June 30, 2004.

  Separate Account Business

        The assets and liabilities of the separate accounts represent segregated funds administered and invested by CILAAC for the purpose of funding variable annuity contracts for the exclusive benefit of

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variable annuity contractholders. CILAAC receives administrative fees from the separate accounts and retains varying amounts of withdrawal charges to cover expenses in the event of early withdrawals by contractholders. These fees and charges are included in separate account fees in the accompanying combined statements of operations. The assets and liabilities of the separate accounts are carried at fair value based primarily on market quotations of the underlying securities.

3.     Cash Flow Information

        The Companies define cash and cash equivalents as highly liquid investments with original maturities of less than three months. The fair value of these investments is considered to approximate their respective carrying values due to their short-term nature and generally negligible credit losses.

        CILAACS paid taxes directly to the United States Treasury Department of $28 million for the six-month period ended June 30, 2004.

4.     Investments and Related Income

        The Companies are carrying their fixed maturity investment portfolios at estimated fair value, as fixed maturity securities are considered available-for-sale. The carrying value of fixed maturity securities compared with amortized cost, and unrealized gains and losses at June 30, 2004 was as follows:

	June 30, 2004
			Unrealized
	Carrying Value	Amortized Cost
			Gains	Losses
	(In thousands of dollars)
U.S. Treasury Securities and obligations of U.S. government agencies and authorities	$7,059	$7,105	$—	$(46)
Obligations of states and political subdivisions, special revenue and nonguaranteed	84,117	84,334	208	(426)
Corporate securities	3,677,861	3,687,757	17,679	(27,575)
Mortgage-backed and asset-backed securities	1,301,001	1,300,804	5,638	(5,439)

	$5,070,038	$5,080,000	$23,525	$(33,486)

        The carrying value and amortized cost of fixed maturity investments by contractual maturity are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties and because mortgage-backed and asset-backed securities provide for periodic payments throughout their life.

	June 30, 2004
	Carrying Value	Amortized Cost
	(In thousands of dollars)
Due in one year or less	$83,979	$84,541
Due after one year through five years	1,415,840	1,417,250
Due after five years through ten years	1,856,771	1,864,812
Due after ten years	412,447	412,594
Securities not due at a single maturity date—primarily mortgage and asset-backed securities(1)	1,301,001	1,300,803

	$5,070,038	$5,080,000

(1)
Weighted average life of 3.87 years.

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        Proceeds from sales of investments in fixed maturity securities prior to maturity were $340.5 million for the six-month period ended June 30, 2004. Gross gains of $1.4 million and gross losses of $1.1 million were realized on sales for the period.

        For their mortgage-backed and asset-backed securities, the Companies recognize an impairment loss if the fair value of the security is below cost and the net present value of expected future cash flows is less than the net present value of expected future cash flows at the most recent (prior) estimation date. The Companies recorded no write-downs in 2004 related to their mortgage-backed and asset-backed securities.

        Upon default by an issuer of fixed maturity securities, the issue(s) of such issuer would be placed on nonaccrual status and, since declines in fair value would no longer be considered by the Companies to be temporary, would be written down. Any such issue would be written down to its fair value during the fiscal quarter in which the impairment was determined to have become other-than-temporary. Thereafter, each issue on nonaccrual status is regularly reviewed, and additional write-downs may be taken in light of subsequent developments.

        The Companies' computation of fair value involves judgments and estimates. The determination of value takes into consideration factors such as the existence and value of any collateral, the capital structure of the issuer, the level of actual and expected market interest rates, where the issue ranks in comparison with other debt of the issuer, the economic and competitive environment of the issuer and its business, the Companies' view on the likelihood of success of any proposed issuer restructuring plan, and the timing, type and amount of any restructured securities that the Companies anticipate will be received.

        The following table shows the fair value and gross unrealized losses of the Companies' investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at June 30, 2004:

	Less than 12 months		12 months or longer		Total
As of 6/30/04 Description of Securities	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury securities	$7,059	$(46)	$—	$—	$7,059	$(46)
State & political subdivisons	76,235	(426)	—	—	76,235	(426)
Corporate securities	2,162,117	(26,362)	—	—	2,162,117	(26,362)
Mortgage backed and asset backed securities	690,846	(5,439)	—	—	690,846	(5,439)

Subtotal debt securities	2,936,257	(32,273)	—	—	2,936,257	(32,273)

Preferred stock	68,933	(1,213)	—	—	68,933	(1,213)

Total temporarily impaired securities	$3,005,190	$(33,486)	$—	$—	$3,005,190	$(33,486)

        At June 30, 2004, 485 different securities represented 100% of the Companies' $33.5 million total unrealized loss. The Companies held no securities of a single issuer that were at an unrealized loss position in excess of 4.0% of the total unrealized loss amount as of June 30, 2004. Due to the issuers' continued satisfaction of the securities' obligations in accordance with their contractual terms and the expectation that they will continue to do so, management's intent and ability to hold these securities, as well as the evaluation of the fundamentals of the issuers' financial condition and other objective evidence, the Companies believe that the prices of securities position were temporarily depressed.

        The evaluation for other-than-temporary impairment is a quantitative and qualitative process which is subject to risks and uncertainties in the determination of whether declines in the fair value of investments are other-than-temporary. The risks and uncertainties include changes in general economic

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conditions, the issuer's financial condition or near term recovery prospects, and the effects of changes in interest rates. There were no other-than-temporary impairments for the six-month period ended June 30, 2004.

  Net Investment Income

        The sources of net investment income were as follows:

Six Month Period Ended June 30, 2004
(In thousands of dollars)
Interest on fixed maturity securities	$121,094
Short-term investments	1,518
Interest from policy loans	12,092
Other	783

Total investment income	135,487
Investment expense	(4,742)

Net investment income	$130,745

  Realized Capital Gains

        Realized capital gains were as follows:

Six Month Period Ended June 30, 2004
(In thousands of dollars)
Fixed maturity securities	$282
Other	188

Realized capital gains	$470

        At June 30, 2004, securities of approximately $7.1 million were on deposit with governmental agencies as required by law.

5.     Concentration of Credit and Interest Rate Risk

        The Companies generally strive to maintain a diversified invested asset portfolio. However, certain concentrations of risk exist in mortgage-backed and asset-backed securities.

        Approximately 6.5% of the investment-grade fixed maturity securities at June 30, 2004 were commercial mortgage-backed. Approximately 16.2% of the Companies' investment-grade fixed maturity securities at June 30, 2004 were residential mortgage-backed securities. These residential mortgage-backed securities consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities.

        The Companies have not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. The Companies' mortgage-backed investments are generally of AAA credit quality and the markets for these investments have been and are expected to remain liquid.

        Approximately 4.1% of the Companies' investment-grade fixed maturity securities at June 30, 2004 consisted of corporate asset-backed securities. At June 30, 2004, the majority of the Companies' investments in asset-backed securities were backed by automobile loans (39.0%), credit card loans (22.4%), home equity loans (19.7%) and manufactured housing loans (16.8%).

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6.     Income Taxes

        Income tax expense was as follows:

Six Month Period Ended June 30, 2004
(In thousands of dollars)
Current	$6,283
Deferred	23,141

Total	$29,424

        The actual income tax expense for the six-month period ended June 30, 2004 differed from the "expected" tax expense as displayed below. "Expected" tax expense was computed by applying the U.S. federal corporate tax rate of 35% to income before income tax expense.

Six Month Period Ended June 30, 2004
(In thousands of dollars)
Computed expected tax expense	$29,830
Difference between "expected" and actual tax expense:
State taxes	227
IOLI death benefits and reserve changes	(581)
Other, net	(52)

Total actual tax expense	$29,424

        The tax effects of temporary differences that give rise to significant portions of the Companies' net deferred federal tax liability from continuing operations were as follows:

June 30 2004
(In thousands of dollars)
Deferred federal tax assets:
Life policy reserves	$60,811
Deferred policy acquisition costs ("DAC Tax")	15,525
Accrued expenses	15,358
Other investment related	6,172

Total deferred federal tax assets	97,866

Deferred federal tax liabilities:
Life policy reserves	42,828
Deferred policy acquisition costs—GAAP	15,845
Other	1,339

Total deferred federal tax liabilities	60,012

Net deferred federal tax assets	$37,854

        Management has determined that no valuation allowance was necessary at June 30, 2004, primarily because the reversals of existing temporary differences will provide taxable income in future years.

7.     Reinsurance

        In the ordinary course of business, the Companies enter into reinsurance agreements to diversify risk and limit their overall financial exposure. The Companies generally cede 90 percent of all new term life insurance premiums to unaffiliated reinsurers. Although these reinsurance agreements

15

contractually obligate the reinsurers to reimburse the Companies, they do not discharge the Companies from their primary liability and obligations to the policyholders. Reinsurance recoverables, in the amount of $1.0 billion at June 30, 2004, have been recorded as an asset in accordance with SFAS No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts."

        The Companies continue to monitor the consolidation of reinsurers and the concentration of credit risk the Companies have with any reinsurer. At June 30, 2004, the Companies reinsured approximately 86.2% of the face value of their life insurance in force. Approximately 36.5% of the face value of the Companies' life insurance in force was reinsured with three reinsurers at June 30, 2004, representing recoverables of $312.8 million. The top three insurers had a minimum Standard & Poor's rating of AA- and a minimum A.M. Best rating of A-. The Companies did not experience any credit losses for the six-month period ended June 30, 2004. The Companies hold additional collateral under the related reinsurance agreements in the form of letters of credit totaling $141.9 million that can be drawn on for amounts that remain unpaid for more than 120 days. At June 30, 2004, there were no amounts drawn on the aforementioned letters of credit.

        At June 30, 2004, direct and assumed life insurance in force totaled $228.5 billion and ceded life insurance in force was $196.9 billion.

        The effect of reinsurance on premiums and policy fees for the six-month period ended June 30, 2004 is as follows:

2004
(In thousands of dollars)
Direct premiums and policy fees	$262,827
Assumed	1,087
Ceded	(174,229)

Net premiums	$89,685

        The effect of reinsurance on incurred claims for the six-month period ended June 30, 2004 is as follows:

2004
(In thousands of dollars)
Direct claims incurred and other policyholder benefits	$183,589
Assumed	(20,201)
Ceded	(136,421)

Net claims incurred and other policyholder benefits	$26,967

        CILAAC assumes, on a coinsurance basis, 100% of the General Account Liabilities of KILICO. The "General Account Liabilities" include all of KILICO's gross liabilities and obligations, including benefits, claims, taxes, commissions and assessments for certain types of existing individual and group life insurance policies and annuity contracts (the Reinsured Policies), except for certain retained liabilities. At June 30, 2004, CILAAC assumed General Account Liabilities of $3.7 billion.

        CILAAC also assumes, on a modified coinsurance basis, the majority of the Separate Account Liabilities of KILICO. The "Separate Account Liabilities" represent all liabilities that are reflected in KILICO's separate accounts and that relate to the Reinsured Policies. Pursuant to the modified coinsurance framework under which Separate Account Liabilities are reinsured, ownership of the underlying separate accounts was not transferred. At June 30, 2004 Separate Account Liabilities totaled $2.0 billion.

        CILAAC has a payable to KILICO in the amount of $20.1 million at June 30, 2004 that is included in other accounts payable and liabilities.

        CILAAC is responsible for providing certain administrative services with respect to the reinsured business. This includes, but is not limited to, policy and policyholder administration, separate account administration, preparation of accounting and actuarial information, and certain aspects of legal compliance.

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8.     Related Party Transactions

        CILAAC has a formal management and services agreement with Fidelity Life Association, a mutual legal reserve company, ("FLA"), and charges FLA based upon certain predetermined charges and factors. Under this agreement, CILAAC shares management, operations and employees with FLA. In June of 2004, CILAAC received formal notice of termination of the Agreement from FLA. CILAAC recorded management fees of $3.3 million for the six-month period ended June 30, 2004. The revenue is recorded as part of management and administrative fees within the combined statement of operations.

        The Companies have a service agreement in place with Bank One Investment Advisors ("BOIA"). BOIA provides investment services, including the purchase and sale of securities under the supervision of the investment committees of the Companies. The Companies recorded investment management fees of $2.4 million for the six-month period ended June 30, 2004. These expenses are recorded as part of net investment income within the combined statement of operations.

        The Companies are allocated expenses related to certain administrative services provided by Bank One. These services include payment of the Companies' payroll costs, occupancy costs, equipment rentals and communications costs, as well as various other operating expenses. The Companies recorded operating expenses allocated from Bank One of $31.6 million for the six-month period ended June 30, 2004.

        The Companies' employees participate, to the extent they meet the minimum eligibility requirements, in various benefit plans sponsored by Bank One. The Companies' employees participate in the Bank One U.S. qualified defined contribution pension plan which is noncontributory and they may also participate in optional defined contribution plans sponsored by Bank One. There are no separate plans solely for the employees of the Companies.

        Pension expense for the Companies is determined by an intercompany charge from Bank One. For the six-month period ending June 30, 2004, the Companies were charged $0.9 million for their share of costs of the plans described above.

        At June 30, 2004, the following amounts due from or (to) related parties are recorded in the accompanying combined balance sheet as components of other assets and receivables, or other accounts payable and liabilities, as appropriate:

June 30 2004
(In thousands of dollars)
Bank One, Ohio NA	$4

Receivable fromrelated parties	$4

FLA	(7,973)
Banc One Insurance Agency, Inc.	(278)
Bank One, Chicago NA	(94)

Payable to related parties	(8,345)

Net payable to related parties	$(8,341)

9.     Commitments and Contingent Liabilities

        The Companies are involved in various legal actions for which liabilities are established as appropriate. In the opinion of management, based on the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the Companies' financial positions, results of operations or cash flows.

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10.   Off-Balance Sheet Risk

        The Companies have designated their interest rate swap as a cash flow hedge of a floating rate funding agreement. The funding agreement is included in policyholder account balances on the combined balance sheet. Each period, gains and losses resulting from changes in the fair value of the swap contract have been structured to match the terms of the hedged item. No net gains or losses resulting from hedge ineffectiveness were recognized in results of operations during the six-month period ended June 30, 2004.

        The Companies use interest rate swaps to alter interest rate exposures arising from mismatches between assets and liabilities. The Companies invest primarily in fixed rate securities. In 2000, the Companies sold a floating rate funding agreement and subsequently entered into interest rate swap agreements. Under the interest rate swaps, the Companies agreed with another party to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. No cash was exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is made by one counterparty at each due date.

        The Companies are exposed to credit-related losses in the event of nonperformance by the counterparty to the financial instruments but the Companies do not expect the counterparty to fail to meet its obligations given its high credit ratings. The credit exposure of the interest rate swap is represented by the fair value (market value) of the contract. At June 30, 2004, there were two open swap agreements with notional values of $100 million and $60 million and expiration dates of November 2004 and December 2007, respectively. The change in market value was included as a component of other accounts receivable or payable and assets or liabilities, as appropriate, in the accompanying combined balance sheet. As of June 30, 2004 an aggregate fair value derivative payable of $6.8 million was included in other accounts payable and liabilities, and was settled in July 2004 when the agreements were terminated.

        The current credit exposure of the Companies' derivative contract is limited to the fair value at the reporting date. Credit risk is managed by entering into transactions with creditworthy counterparties and obtaining collateral where appropriate and customary. The Companies also attempt to minimize their exposure to credit risk through the use of various credit monitoring techniques. One hundred percent of the net credit exposure for the Companies from the derivative contract is with an investment-grade counterparty.

        As a securities broker, PMG SC engages in buying and selling securities for a diverse group of institutional and individual investors. PMG SC introduces these transactions for clearance to another broker-dealer on a fully-disclosed basis. Under the terms of the clearing agreement, PMG SC is required to guarantee the performance of its customers. These activities may expose PMG SC to off-balance sheet risk in the event the customer is unable to fulfill its contractual obligations and PMG SC is required to settle these obligations with the clearing broker.

11.   Fair Value of Financial Instruments

        Fair value estimates are made at specific points in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Companies' entire holdings of a particular financial instrument. A significant portion of the Companies' financial instruments is carried at fair value. Fair value estimates for financial instruments not carried at fair value are generally determined using discounted cash flow models and assumptions that are based on judgments regarding current and future economic conditions and the risk characteristics of the investments. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could significantly affect the estimates, and such estimates should be used with care.

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        Fair value estimates are determined for existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and certain liabilities that are not considered financial instruments. Accordingly, the aggregate fair value estimates presented do not represent the underlying value of the Companies. In addition, tax ramifications related to the realization of unrealized gains and losses could have a significant effect on fair value estimates and have not been considered in any of the estimates. The following methods and assumptions were used by the Companies in estimating the fair value of their financial instruments:

        Bonds:    Fair values were determined by using market quotations, or independent pricing services that use prices provided by market makers, or estimates of fair values obtained from yield data relating to instruments or securities with similar characteristics, or fair value as determined in good faith by the Companies' portfolio manager, BOIA.

        Cash:    The carrying amount approximates fair value.

        Policyholder account balance:    For deposit liabilities, the fair value was based on the amount payable on demand at the reporting date.

        Derivative financial instruments:    The carrying amount approximates fair value.

        The carrying values and estimated fair values of the Companies' financial instruments at June 30, 2004 were as follows:

	Carrying Value	Fair Value
	(In thousands of dollars)
Financial instruments recorded as assets:
Fixed maturity securities	$5,070,038	$5,070,038
Cash and short-term investments	180,067	180,067
Financial instruments recorded as liabilities—
Policyholder account balance	4,990,444	4,858,129
Derivative financial instrument	6,835	6,835

12.   Stockholder's Equity—Capital Stock

        The following table details the authorized, issued and outstanding shares of the Companies as of June 30, 2004.

Company	Par Value	Authorized	Issued and Outstanding	Parent
CILAAC	$20	500,000	136,351	BOIH
CIDI	$1	10,000	1,000	BOIH
PMG SC	$0	200	100	BOIH
PMG AM	$1	200	140	BOIH
IBS	$5	2,000	1,369	BOIH

13.   Stockholder's Equity—Statutory Capital and Surplus

        Dividend distributions to CILAAC from its life insurance company subsidiaries are restricted as to the amount that may be paid without prior notice or approval by the regulatory authorities. The maximum amount of dividends that can be paid by these regulated subsidiaries, without prior approval, in 2004 is $453,000.

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        The maximum amount of dividends that can be paid by insurance companies domiciled in the State of Illinois to shareholders without prior approval of regulatory authorities is restricted. The maximum amount of dividends that can be paid by CILAACS without prior approval in 2004 is zero.

        The statutory income (loss) and capital and surplus, as determined in accordance with accounting practices prescribed or permitted by the State of Illinois Department of Insurance ("IDOI") and the Office of the Commissioner of Insurance of the State of New York, for the Companies at June 30, 2004 were as follows:

	Net Income (Loss)	Capital and Surplus
	(In thousands of dollars)
CILAAC	$15,247	$382,608
CILC	(7,311)	91,263
CILCONY	545	69,346

        Statutory capital and surplus vary in some respects from GAAP. The most significant of these differences are as follows: (1) bonds are generally recorded at amortized cost and are not classified as either held-to-maturity securities, trading securities or available-for-sale securities; (2) acquisition costs, such as commissions and other costs in connection with acquiring new and renewal business, are charged to current operations as incurred; (3) policy reserves are based on statutory mortality and interest requirements without consideration of withdrawals, which may differ from reserves based on reasonably conservative estimates of mortality, interest and withdrawals; (4) deferred federal income tax assets for the temporary differences between the financial statement basis and tax basis of assets and liabilities are subject to different admissibility criteria; (5) the asset valuation reserve is reported as a liability and not required for GAAP purposes; (6) certain assets designated as "non-admitted assets" (principally furniture and equipment, agents' debit balances and certain classes of receivables) are charged to surplus; and (7) realized capital gains/losses resulting from changes in interest rates are deferred and amortized over the life of the bond sold.

        Each insurance company's state of domicile imposes minimum risk-based capital requirements that were developed by the National Association of Insurance Commissioners ("NAIC"). The formulas for determining the amount of risk-based capital utilize various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Either the weighting factors or the methodology for determining the weighting factors is specified by the NAIC. Regulatory compliance is determined by a ratio of total adjusted capital, as defined by the NAIC, to authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. Each of the insurance companies within the combined financial statements exceeded the minimum risk-based capital requirements for the period presented herein.

        In anticipation of the acquisition by Zurich in 1996, CILAAC sold, primarily through a bulk sale, approximately $84 million in real estate-related investments in 1995 as part of a strategic effort to reduce overall exposure to real estate. As a result of these sales, CILAAC incurred realized capital losses that were required to be transferred to the interest maintenance reserve (IMR). As a result of the transfer of these realized capital losses to IMR, IMR became negative. In connection with the sale of the real estate-related investments and the acquisition of CILAAC's parent, the IDOI permitted CILAAC to reset the IMR to zero as of December 31, 1995. This treatment allowed CILAAC to proceed as if it had been legally reorganized through a procedure known as "quasi-reorganization".

        This procedure allowed CILAAC a "fresh start" by resetting the negative unassigned surplus to zero and reducing gross paid-in and contributed surplus by the same amount. Although this treatment did not change CILAAC's total amount of reported capital and surplus as of June 30, 2004, it did favorably impact the 2004 net gain from operations and net income. If CILAAC had not been permitted to reset the IMR to zero as of December 31, 1995, the June 30, 2004 net gain from

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operations and net income would have been reduced by $0.4 million, and capital and surplus would have been increased by a like amount through a credit to the change in non-admitted assets and related items. If CILAAC had not been able to reset the negative unassigned surplus to zero, additional paid-in capital and unassigned surplus would have been $451.9 million and $(58.2) million, respectively at June 30, 2004.

14.   Subsequent Events

        Effective July 1, 2004, Bank One and JPMorgan Chase & Co. merged their holding companies. The combined company is now known as JPMorgan Chase & Co. ("JPMorgan Chase"). Subsequent to the merger, BOIH and its subsidiaries, including the Companies, became wholly owned indirect subsidiaries of JPMorgan Chase.

        On February 7, 2006, JPMorgan Chase announced that it had signed a definitive agreement to sell the stock of the Companies to Protective Life Corporation for approximately $1.2 billion. The sale is subject to normal regulatory approvals and is expected to close in the third quarter of 2006.

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QuickLinks

  Exhibit 99.1
Chase Insurance Companies Combined Financial Statements For the Quarterly Period Ended March 31, 2006 (Unaudited)
Chase Insurance Companies Table of Contents
Chase Insurance Companies Combined Balance Sheets As of March 31, 2006 (Unaudited) and December 31, 2005
Chase Insurance Companies Combined Statements of Operations for the Periods Ended March 31, 2006 and 2005 (Unaudited)
Chase Insurance Companies Combined Statements of Comprehensive Income for the Three Months ended March 31, 2006 and 2005 (Unaudited)
Chase Insurance Companies Combined Statements of Cash Flows for the Three Months ended March 31, 2006 and 2005 (Unaudited)
Chase Insurance Companies Notes to Combined Financial Statements (Unaudited)
Chase Insurance Companies Combined Financial Statements For the Years Ended December 31, 2005 and 2004
Chase Insurance Companies Table of Contents
Chase Insurance Companies Combined Balance Sheets December 31, 2005 and 2004
Chase Insurance Companies Combined Statements of Operations for the Years Ended December 31, 2005 and 2004
Chase Insurance Companies Combined Statements of Comprehensive Income for the Years Ended December 31, 2005 and 2004
Chase Insurance Companies Combined Statements of Stockholder's Equity for the Years Ended December 31, 2005 and 2004
Chase Insurance Companies Combined Statements of Cash Flows for the Years Ended December 31, 2005 and 2004
Chase Insurance Companies Notes to Combined Financial Statements
Chase Insurance Companies Combined Financial Statements For the Period Ended June 30, 2004
Report of Independent Registered Public Accounting Firm
Chase Insurance Companies Notes to Combined Financial Statements